SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED MAY 27, 2003
(To Prospectus dated May 22, 2003)



                                  CWMBS, INC.
                                   Depositor

                         Countrywide Home Loans, Inc.
                                    Seller

                      Countrywide Home Loans Servicing LP
                                Master Servicer


                    CHL Mortgage Pass-Through Trust 2003-20
                                    Issuer




--------------------------
The Class 2-A-3                The Class 2-A-3 Certificates
Certificates represent
obligations of the trust       o     This supplement relates to the offering of the Class 2-A-3
only and do not                      Certificates of the series referenced above. This supplement
represent an interest in             does not contain complete information about the offering of the
or obligation of                     Class 2-A-3 Certificates.  Additional information is contained
CWMBS, Inc.,                         in the prospectus supplement dated May 27, 2003, prepared in
Countrywide Home                     connection with the offering of the offered certificates of the
Loans, Inc.,                         series referenced above and in the prospectus of the depositor
Countrywide Home                     dated May 22, 2003.  You are urged to read this supplement, the
Loans Servicing LP or                prospectus supplement and the prospectus in full.
any of their affiliates.
This supplement may be         o     As of October 25, 2004, the class certificate balance
used to offer and sell               of the the Class 2-A-3 Certificates was approximately
offered certificates only            $16,636,753.
if accompanied by the
prospectus supplement
and the prospectus.
--------------------------



Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securitie s Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP , in connection with offers and sales relating to market making transactions in the Class 2-A-3 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.


October 29, 2004

      As of October 1, 2004 (the "Reference Date"), loan group 1 included approximately 702 Mortgage Loans having an aggregate Stated Principal Balance of approximately $326,632,433, loan group 2 included approximately 443 Mortgage Loans having an aggregate Stated Principal Balance of approximately $201,235,399 and loan group 3 included approximately 398 Mortgage Loans having an aggregate Stated Principal Balance of approximately $181,887,467.

      The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.


                                                                   As of October 1, 2004
                                                          --------------------------------------
                                                               Loan         Loan       Loan
                                                              Group 1      Group 2    Group 3
                                                          --------------------------------------
Total Number of Mortgage Loans ..........................       702         443        398
Delinquent Mortgage Loans and Pending
Foreclosures at Period End (1)
      30-59 days ........................................      0.57%        0.68%      0.50%
      60-89 days ........................................      0.00%        0.00%      0.25%
      90 days or more (excluding pending foreclosures) ..      0.00%        0.00%      0.25%
                                                               -----        -----      -----
      Total Delinquencies................................      0.57%        0.68%      1.00%
                                                               =====        =====      =====
Foreclosures Pending ....................................      0.14%        0.00%      0.25%
                                                               -----        -----      -----
Total Delinquencies and foreclosures pending ............
                                                               0.71%        0.68%      1.25%
                                                               =====        =====      =====


-------------
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

      One (1) Mortgage Loan in loan group 1 has been converted and is, as of the Reference Date, an REO loan.

      Certain additional information as to the Mortgage Loans in loan group 1, loan group 2 and loan group 3 as of the Reference Date is set forth in Exhibit 1 in tabular format Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

      Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure, Delinquency and Loss Experience

      Historically, a variety of factors, including the appreciation of real estate values, have limited Countrywide Home Loans' loss and delinquency experience on its portfolio of serviced mortgage loans. There can be no assurance that factors beyond the control of Countrywide Home Loans, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future.

      A general deterioration of the real estate market in regions where the mortgaged properties are located may result in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. A general weakening of the economy may result in decreases in the financial strength of borrowers and decreases in the value of collateral serving as security for loans.

      The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of all mo rtgage loans originated or acquired by Countrywide Home Loans, serviced or master serviced by Countrywide Home Loans and securitized by the depositor. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning of the servicing portfolio which increased from approximately $17.759 billion at February 29, 2000, to approximately $21.251 billion at February 28, 2001, to approximately $25.658 billion at December 31, 2001, to approximately $33.455 billion at December 31, 2002, to approximately $48.748 billion at December 31, 2003 and to approximately $52.363 billion at September 30, 2004. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the mortgage loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the following table will be indicative of the actual experience on the mortgage loans (totals may not add due to rounding):




                                                                    At February 28 (29),
                                                               -------------------------------
                                                                    2000             2001
                                                               --------------   --------------
Delinquent Mortgage Loans and Pending
   Foreclosures at
   Period End:
      30-59 days.....................................               1.36%            1.61%
      60-89 days.....................................               0.22             0.28
      90 days or more (excluding
         pending foreclosures).......................               0.16             0.14
                                                               --------------   --------------
            Total of delinquencies                                  1.75%            2.03%
                                                               ==============   ==============
Foreclosures pending.................................               0.16%            0.27%
                                                               ==============   ==============
Total delinquencies and foreclosures
   pending...........................................               1.91%            2.30%
                                                               ==============   ==============
Net Gains/(Losses) on liquidated loans(1)............           $(3,076,240)     $(2,988,604)
Percentage of Net Gains/(Losses)
   on liquidated loans(1)(2).........................              (0.017)%         (0.014)%
Percentage of Net Gains/(Losses)
   on liquidated loans (based on
   average outstanding principal
   balance)(1).......................................              (0.017)%         (0.015)%


                                                                                 At December 31,
                                                               ----------------------------------------------------
                                                                    2001               2002               2003
                                                               --------------     --------------     --------------
Delinquent Mortgage Loans and Pending
   Foreclosures at
   Period End:
      30-59 days.....................................              1.89%               2.11%              2.77%
      60-89 days.....................................              0.39                0.53               1.18
      90 days or more (excluding
         pending foreclosures).......................              0.23                0.35               1.45
                                                               --------------     --------------     --------------
            Total of delinquencies                                 2.50%               2.99%              5.41%
                                                               ==============     ==============     ==============
Foreclosures pending.................................              0.31%               0.31%              1.39%
                                                               ==============     ==============     ==============
Total delinquencies and foreclosures
   pending...........................................              2.82%               3.31%              6.80%
                                                               ==============     ==============     ==============
Net Gains/(Losses) on liquidated loans(1)............           $(5,677,141)       $(10,788,657)      $(16,159,208)
Percentage of Net Gains/(Losses)
   on liquidated loans(1)(2).........................            (0.022)%            (0.032)%           (0.033)%
Percentage of Net Gains/(Losses)
   on liquidated loans (based on
   average outstanding principal
   balance)(1).......................................            (0.023)%            (0.033)%           (0.034)%


                                                                At September 30,
                                                               -----------------
                                                                      2004
                                                               -----------------
Delinquent Mortgage Loans and Pending
   Foreclosures at
   Period End:
      30-59 days.....................................                 2.57%
      60-89 days.....................................                 0.89
      90 days or more (excluding
         pending foreclosures).......................                 1.16
                                                               -----------------
            Total of delinquencies                                    4.62%
                                                               =================
Foreclosures pending.................................                 0.43%
                                                               =================
Total delinquencies and foreclosures
   pending...........................................                 5.05%
                                                               =================
Net Gains/(Losses) on liquidated loans(1)............            $(20,053,693)
Percentage of Net Gains/(Losses)
   on liquidated loans(1)(2).........................                (0.038)%
Percentage of Net Gains/(Losses)
   on liquidated loans (based on
   average outstanding principal
   balance)(1).......................................                (0.038)%


---------
(1) "Net Gains/(Losses)" are actual gains or losses incurred on liquidated properties that are calculated as net liquidation proceeds less book value (excluding loan purchase premium or discount).

(2) Based upon the total principal balance of the mortgage lo ans outstanding on the last day of the indicated period.

                  DESCRIPTION OF THE CLASS 2-A-3 CERTIFICATES

      The Class 2-A-3 Certificates will be entitled to receive interest and principal as described in the Prospectus Supplement under "Description of the Certificates - Priority of Distributions Among Certificates", " - Interest" and " - Principal."

      As of October 25, 2004 (the "Certificate Date"), the Class Certificate Balance of the Class 2-A-3 Certificates was approximately $16,636,753, evidencing a beneficial ownership interest of approximately 0.79% in the Trust Fund. As of the Certificate Date, the Senior Certificates had an aggregate principal balance of approximately $690,093,805 and evidenced in the aggregate a beneficial ownership interest of approximately 97.23% in the Trust Fund. As of the Certificate Date, the subordinated certificates had an aggregate principal balance of approximately $19,661,495 and evidenced in the aggregate a beneficial ownership interest of approximately 2.77% in the Trust Fund. For additional information with respect to the Class 2-A-3 Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

      The October 2004 monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Structuring Assumptions

      Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations - Decrement Table" has been prepared on the basis of the assumed characteristics of the Mortgage Loans and other assumptions described in the Prospectus Supplement under "Description of the Certificates - Structuring Assumptions" (the "Structuring Assumptions") and the following additional assumptions (collectively with the Structuring Assumptions, the "Revised Structuring Assumptions"):

      o the mortgage loans prepay at the specified constant percentages of the Prepayment Assumption,

      o no defaults in the payment by mortgagors of principal of and interest on the mortgage loans are experienced,

      o scheduled payments on the mortgage loans are received on the first day of each month, commencing in the calendar month following the Reference Date and are computed before giving effect to prepayments received on the last day of the prior month,

      o prepayments are allocated as described in the prospectus supplement without giving effect to loss and delinquency tests,

      o there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual mortgage loans and are received on the last day of each month, commencing in the calendar month of the closing date,

      o the scheduled monthly payment for each mortgage loan has been calculated such that each mortgage loan will amortize in amounts sufficient to repay the current balance of the mortgage loan by its respective remaining term to maturity,

      o the Class Certificate Balance of the Class 2-A-3 Certificates is as set forth on the cover page of this Supplement or as described under "Description of the Certificates,"

      o interest accrues on the Class 2-A-3 Certificates at the applicable interest rate as described in the prospectus supplement,

      o distributions in respect of the Class 2-A-3 Certificates are received in cash on the 19th day of each month commencing in the calendar month following the closing date,

      o the closing date of the sale of the Class 2-A-3 Certificates is October 29, 2004,

      o the seller is not required to repurchase or substitute for any mortgage loan,

      o there is no exercise of the option to repurchase the mortgage loans described under "-- Optional Purchase of Defaulted Loans" and "-- Optional Termination" in the prospectus supplement,

      o     no class of certificates becomes a Restricted Class.

      Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this prospectus supplement is the Standard Prepayment Assumption (the "Prepayment Assumption"), which represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans. The Prepayment Assumption does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans. 100% of the Prepayment Assumption assumes prepayment rates of 0.2% per annum of the then unpaid principal balance of the pool of mortgage loans in the first month of the life of the mortgage loans and an additional 0.2% per annum in each month thereafter (for example, 0.4% per annum in the second month) until the 30th month. Beginning in the 30th month and in each month thereafter during the life of the mortgage loans, 100% of the Prepayment Assumption assumes a constant prepayment rate of 6% per annum. Multiples may be calculated from this prepayment rate sequence. For example, 300% of the Prepayment Assumption assumes prepayment rates will be 0.6% per annum in month one, 1.2% per annum in month two, and increasing by 0.6% in each succeeding month until reaching a rate of 18% per annum in month 30 and remaining constant at 18% per annum thereafter. 350% of the Prepayment Assumption assumes prepayment rates will be 0.7% per annum in month one, 1.4% per annum in month two, and increasing by 0.7% in each succeeding month until reaching a rate of 21% per annum in month 30 and remaining constant at 21% per annum thereafter. 0% of the Prepayment Assumption assumes no prepayments. There is no assurance that prepayments will occur at any of the Prepayment Assumption rate or at any other constant rate.

      While it is assumed that each of the Mortgage Loans prepays at the specified constant percentages of the Prepayment Assumption, this is not likely to be the case. Moreover, discrepancies may exist between the characteristics of the actual mortgage loans which will be delivered to the trustee and characteristics of the mortgage loans used in preparing the tables.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

      The following table indicates the percentage of the Certificate Date Class Certificate Balance of the Class 2-A-3 Certificates that would be outstanding after each of the dates shown at various constant percentages of Prepayment Model and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Structuring Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of the Prepayment Model or at any constant percentage.



                           Percent of Class Certificate Balance Outstanding (*)

                                                                Percentage of the Prepayment Assumption
                                                             ---------------------------------------------
             Distribution Date                                 0%      100%      300%      400%      500%
             -----------------                                 --      ----      ----      ----      ----
             Initial.................................         100       100       100       100       100
             October 2005............................          95       90        81        77        72
             October 2006............................          89       79        62        54        47
             October 2007............................          83       69        47        38        30
             October 2008............................          77       60        35        26        19
             October 2009............................          70       52        26        18        12
             October 2010............................          63       44        19        12         7
             October 2011............................          55       36        14         8         4
             October 2012............................          48       29        10         5         3
             October 2013............................          40       23         7         3         1
             October 2014............................          31       17         4         2         1
             October 2015............................          23       12         3         1         *
             October 2016............................          14        7         1         1         *
             October 2017............................          5         2         *         *         *
             October 2018............................          0         0         0         0         0
             Weighted Average Life (in years)** .....         7.4       5.7       3.6       3.0       2.5

      ---------
      (*)   Rounded to the nearest whole percentage.
      *     Indicates that a number is greater than zero but less than 0.5%
      **    Determined as specified under "Weighted Average Lives of the
      Offered Certificates" in the Prospectus Supplement.


                              CREDIT ENHANCEMENT

      As of the Reference Date, the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount were approximately $10,540,000, $100,000 and $10,540,000 respectively.

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

      In General

      Prospective investors should consider carefully, and consult their tax advisers with respect to, the income tax consequences of an investment in the Class 2-A-3 Certificates discussed under the sections titled "Material Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus and under the section titled "Certain U.S. Federal Income Tax Documentation Requirements" herein.

      Certain U.S. Federal Income Tax Documentation Requirements

      A Beneficial Owner of Global Securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the United States) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the Beneficial Owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

      Exemption for non-U.S. Persons (W-8BEN). In general, Beneficial Owners of certificates that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Ownership for United States Tax Withholding). If the information shown on Form W-8BEN changes a new Form W-8BEN must be filed within 30 days of the change. More complex rules apply if certificates are held through a non-U.S. intermediary (which includes an agent, nominee, custodian, or other person who holds a certificate for the account of another) or non-U.S. flow-through entity (which includes a partnership, trust, and certain fiscally transparent entities).

      Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding or Income Effectively Connected with the Conduct of a Trade or Business in the United States).

      Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). In general, Non-U.S. Persons that are Beneficial Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by Form W-8BEN (Certificate of Foreign Status of Beneficial Ownership for United States Tax Withholding). More complex rules apply where certificates are held through a Non-U.S. Intermediary or Non-U.S. Flow Through Entity.

      Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

      U.S. Federal Income Tax Reporting Procedure. The Beneficial Owner of a Global Security files by submitting the appropriate form to the person through who m it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency).

      Generally, a Form W-8BEN and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year unless a change in circumstances makes any information of the form incorrect. In addition, a Form W-8BEN furnished with a U.S. taxpayer identification number will remain in effect until a change of circumstances makes any information of the form incorrect, provided that the withholding agent reports on Form 1042-S at least one payment annually to the beneficial owner who provided the form.

      The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership or other entity treated as a corporation or partnership for federal income tax purposes created or organized in or under the laws of the United States, any State thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (iv) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (v) certain eligible trusts that elect to be taxed as U.S. Persons.

      This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                             ERISA CONSIDERATIONS

      Prospective purchasers of the Class 2-A-3 Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, the Class 2-A-3 Certificates may be acquired by a person that is, or is investing on behalf of or with plan assets of, a Plan if the conditions for application of the Exemption described in the Prospectus and Prospectus Supplement, including the requirement that an investing Plan be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended, are met.

                                    RATINGS

      The Class 2-A-3 Certificates are currently rated "AAA" by Standard & Poor's, a division of the McGraw-Hill Companies, Inc., and "AAA" by Fitch Ratings, Inc. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

      The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc., and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class 2-A-3 Certificates in which Countrywide Securities Corporation acts as princ ipal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                   EXHIBIT 1


Summary of Mortgage Loans in Group 1
(As of Reference Date)

Total Number of Loans                                     702
Aggregate Principal Balance                           $326,632,433
Average Principal                                       $465,288       $27,653 to $982,681
Weighted Average Mortgage Rate                           5.912%         5.375% to 7.750%
Net Weighted Average Mortgage Rate                       5.649%         5.116% to 7.491%
Weighted Average Original Term (months)                   357              240 to 360
Weighted Average Remaining Term (months)                  337                8 to 345
Weighted Average Combined Loan-to-Value Ratio            68.31%          6.40% to 95.00%



                                                  MORTGAGE RATES

                                           Number of               Aggregate           Percent of Mortgage
Mortgage Rates(%)                       Mortgage Loans         Principal Balance      Loans in Loan Group 1
--------------------------------------------------------------------------------------------------------------
5.375                                          2                   $985,764                   0.30              %
5.500                                          5                  $2,180,223                  0.67
5.625                                         21                  $10,354,850                 3.17
5.750                                         192                 $93,727,743                 28.70
5.875                                         245                $113,282,667                 34.68
5.990                                          1                   $341,250                   0.10
6.000                                         129                 $58,980,538                 18.06
6.125                                         45                  $19,779,817                 6.06
6.250                                         25                  $10,299,474                 3.15
6.375                                         15                  $7,438,360                  2.28
6.500                                          8                  $3,180,905                  0.97
6.625                                          7                  $2,976,709                  0.91
6.750                                          2                   $748,092                   0.23
6.875                                          2                  $1,365,370                  0.42
7.000                                          1                   $393,461                   0.12
7.375                                          1                   $293,630                   0.09
7.750                                          1                   $303,581                   0.09
--------------------------------------------------------------------------------------------------------------

Total                                         702                $326,632,433                100.00             %
------------------------------------------------------------------------------------------------------------------



                                            CURRENT PRINCIPAL BALANCES

Range of Current                         Number of               Aggregate           Percent of Mortgage
Principal Balances                     Mortgage Loans        Principal Balance      Loans in Loan Group 1
--------------------------------------------------------------------------------------------------------------
$0.01 - $50,000.00                           2                    $70,981                    0.02               %
$100,000.01 - $150,000.00                    2                    $279,859                   0.09
$150,000.01 - $200,000.00                    10                  $1,702,773                  0.52
$200,000.01 - $250,000.00                    1                    $203,881                   0.06
$250,000.01 - $300,000.00                    2                    $544,465                   0.17
$300,000.01 - $350,000.00                    78                 $26,148,812                  8.01
$350,000.01 - $400,000.00                   184                 $68,787,104                 21.06
$400,000.01 - $450,000.00                   132                 $56,213,611                 17.21
$450,000.01 - $500,000.00                    88                 $41,870,865                 12.82
$500,000.01 - $550,000.00                    53                 $27,921,486                  8.55
$550,000.01 - $600,000.00                    45                 $26,045,965                  7.97
$600,000.01 - $650,000.00                    43                 $27,156,990                  8.31
$650,000.01 - $700,000.00                    12                  $8,098,821                  2.48
$700,000.01 - $750,000.00                    17                 $12,407,949                  3.80
$750,000.01 - $1,000,000.00                  33                 $29,178,870                  8.93
--------------------------------------------------------------------------------------------------------------

Total                                       702                 $326,632,433                100.00              %
------------------------------------------------------------------------------------------------------------------







                                           ORIGINAL LOAN-TO-VALUE RATIOS

Range of                                   Number of               Aggregate            Percent of Mortgage
Original Loan-to-Value Ratios(%)        Mortgage Loans         Principal Balance       Loans in Loan Group 1
--------------------------------------------------------------------------------------------------------------
50.00 and below                               66                  $34,240,954                 10.48             %
50.01 - 55.00                                 33                  $16,598,408                 5.08
55.01 - 60.00                                 54                  $25,560,316                 7.83
60.01 - 65.00                                 71                  $32,635,551                 9.99
65.01 - 70.00                                 86                  $42,342,424                 12.96
70.01 - 75.00                                 109                 $52,334,395                 16.02
75.01 - 80.00                                 252                $113,300,521                 34.69
80.01 - 85.00                                  3                  $1,074,497                  0.33
85.01 - 90.00                                 16                  $4,258,775                  1.30
90.01 - 95.00                                 12                  $4,286,592                  1.31
--------------------------------------------------------------------------------------------------------------

Total                                         702                $326,632,433                100.00             %
------------------------------------------------------------------------------------------------------------------















                                    STATE DISTRIBUTION OF MORTGAGED PROPERTIES

                                           Number of               Aggregate             Percent of Mortgage
State                                   Mortgage Loans         Principal Balance        Loans in Loan Group 1
--------------------------------------------------------------------------------------------------------------
Arizona                                       10                  $4,895,113                  1.50              %
California                                    286                $139,078,260                 42.58
Colorado                                      24                  $10,463,753                 3.20
Connecticut                                   10                  $4,729,715                  1.45
District of Columbia                           1                   $434,287                   0.13
Delaware                                       1                   $326,370                   0.10
Florida                                       15                  $6,835,391                  2.09
Georgia                                        4                  $2,189,526                  0.67
Hawaii                                         2                  $1,197,925                  0.37
Idaho                                          4                  $1,791,014                  0.55
Illinois                                      11                  $4,770,064                  1.46
Indiana                                        2                   $794,498                   0.24
Kentucky                                       2                  $1,021,925                  0.31
Louisiana                                      3                  $1,390,072                  0.43
Massachusetts                                 21                  $9,162,361                  2.81
Maryland                                      13                  $5,853,280                  1.79
Maine                                          3                  $1,326,553                  0.41
Michigan                                      10                  $4,708,695                  1.44
Minnesota                                      2                   $727,413                   0.22
Missouri                                       4                  $1,842,880                  0.56
Montana                                        1                   $393,570                   0.12
North Carolina                                 7                  $4,486,481                  1.37
New Hampshire                                  3                  $1,015,810                  0.31
New Jersey                                    22                  $8,815,530                  2.70
New Mexico                                     3                  $1,459,765                  0.45
Nevada                                        14                  $5,612,734                  1.72
New York                                      54                  $23,322,537                 7.14
Ohio                                          13                  $5,968,431                  1.83
Oklahoma                                       4                  $2,034,514                  0.62
Oregon                                        12                  $4,514,344                  1.38
Pennsylvania                                  22                  $10,174,356                 3.11
Rhode Island                                   2                  $1,034,027                  0.32
South Carolina                                 2                   $902,219                   0.28
Tennessee                                      3                  $1,204,519                  0.37
Texas                                         36                  $17,725,694                 5.43
Utah                                           7                  $2,555,848                  0.78
Virginia                                      41                  $19,015,455                 5.82
Washington                                    21                  $9,772,993                  2.99
Wisconsin                                      7                  $3,084,512                  0.94
--------------------------------------------------------------------------------------------------------------

Total                                         702                $326,632,433                100.00             %
------------------------------------------------------------------------------------------------------------------


                                             PURPOSE OF MORTGAGE LOANS

                                           Number of               Aggregate           Percent of Mortgage
Loan Purpose                            Mortgage Loans         Principal Balance      Loans in Loan Group 1
--------------------------------------------------------------------------------------------------------------
Refinance (rate/term)                         363                $174,193,004                 53.33             %
Purchase                                      219                 $97,651,350                 29.90
Refinance (cash-out)                          120                 $54,788,079                 16.77
--------------------------------------------------------------------------------------------------------------

Total                                         702                $326,632,433                100.00             %
------------------------------------------------------------------------------------------------------------------








                                           TYPES OF MORTGAGED PROPERTIES

                                           Number of               Aggregate             Percent of Mortgage
Property Type                           Mortgage Loans         Principal Balance        Loans in Loan Group 1
--------------------------------------------------------------------------------------------------------------
Single Family                                 526                $245,324,641                 75.11             %
Planned Unit Development                      156                 $72,241,791                 22.12
Low-Rise Condominium                          14                  $6,077,330                  1.86
2-4 Family                                     4                  $1,876,468                  0.57
High-Rise Condominium                          2                  $1,112,202                  0.34
--------------------------------------------------------------------------------------------------------------

Total                                         702                $326,632,433                100.00             %
------------------------------------------------------------------------------------------------------------------


                                                  OCCUPANCY TYPES

                                           Number of               Aggregate           Percent of Mortgage
Occupancy Type                          Mortgage Loans         Principal Balance      Loans in Loan Group 1
--------------------------------------------------------------------------------------------------------------
Primary Residence                             670                $313,768,531                 96.06             %
Secondary Residence                           26                  $11,440,662                 3.50
Investor Property                              6                  $1,423,239                  0.44
--------------------------------------------------------------------------------------------------------------

Total                                         702                $326,632,433                100.00             %
------------------------------------------------------------------------------------------------------------------















                                            REMAINING TERMS TO MATURITY

Remaining Terms to                         Number of               Aggregate             Percent of Mortgage
Maturity (Months)                       Mortgage Loans         Principal Balance        Loans in Loan Group 1
--------------------------------------------------------------------------------------------------------------
345                                           29                  $13,777,230                 4.22              %
344                                           221                $102,543,105                 31.39
343                                           258                $122,457,625                 37.49
342                                           33                  $15,813,518                 4.84
341                                           19                  $8,254,023                  2.53
340                                           19                  $9,364,708                  2.87
339                                            8                  $4,032,350                  1.23
338                                            9                  $4,681,485                  1.43
337                                            4                  $1,845,011                  0.56
336                                            9                  $3,632,622                  1.11
335                                            5                  $2,114,269                  0.65
334                                            9                  $3,530,658                  1.08
333                                            3                  $1,271,260                  0.39
332                                            7                  $3,367,531                  1.03
331                                            3                  $1,817,082                  0.56
330                                            3                  $1,900,947                  0.58
329                                            4                  $1,566,195                  0.48
328                                            1                   $796,981                   0.24
327                                            3                  $1,196,138                  0.37
326                                            5                  $2,200,394                  0.67
325                                            2                   $960,163                   0.29
324                                            1                   $431,936                   0.13
321                                            1                   $733,462                   0.22
319                                            1                   $371,254                   0.11
313                                            4                  $1,912,409                  0.59
311                                            1                   $418,077                   0.13
310                                            1                   $706,739                   0.22
306                                            1                   $400,336                   0.12
300                                            1                   $694,090                   0.21
289                                            1                   $455,131                   0.14
284                                            2                   $794,107                   0.24
283                                            3                  $1,520,901                  0.47
280                                            2                   $725,878                   0.22
278                                            1                   $434,020                   0.13
263                                            1                   $444,725                   0.14
239                                            1                   $386,194                   0.12
232                                            1                   $739,601                   0.23
224                                            5                  $1,974,525                  0.60
223                                           10                  $3,824,034                  1.17
222                                            1                   $369,347                   0.11
221                                            1                   $333,378                   0.10
220                                            1                   $378,916                   0.12
219                                            1                   $394,730                   0.12
214                                            1                   $309,100                   0.09
185                                            1                   $303,581                   0.09
142                                            1                   $250,835                   0.08
24                                             1                   $130,853                   0.04
21                                             1                    $43,328                   0.01
8                                              1                    $27,653                   0.01
--------------------------------------------------------------------------------------------------------------

Total                                         702                $326,632,433                100.00             %
------------------------------------------------------------------------------------------------------------------



Summary of Mortgage Loans in Group 2
(As of Reference Date)

Total Number of Loans                                     443
Aggregate Principal Balance                           $201,235,399
Average Principal                                       $454,256       $41,301 to $938,826
Weighted Average Mortgage Rate                           5.333%         4.750% to 5.875%
Net Weighted Average Mortgage Rate                       5.074%         4.491% to 5.616%
Weighted Average Original Term (months)                   178              120 to 180
Weighted Average Remaining Term (months)                  159               11 to 164
Weighted Average Combined Loan-to-Value Ratio            61.70%         13.15% to 94.12%



                                                  MORTGAGE RATES

                                           Number of               Aggregate           Percent of Mortgage
Mortgage Rates(%)                       Mortgage Loans         Principal Balance      Loans in Loan Group 2
--------------------------------------------------------------------------------------------------------------
4.750                                          1                   $376,323                   0.19              %
4.875                                          3                  $1,180,755                  0.59
5.000                                         36                  $17,958,023                 8.92
5.125                                         52                  $23,393,703                 11.63
5.250                                         116                 $53,912,968                 26.79
5.375                                         97                  $44,823,564                 22.27
5.500                                         88                  $37,687,133                 18.73
5.625                                         30                  $12,194,736                 6.06
5.750                                         15                  $7,430,253                  3.69
5.875                                          5                  $2,277,940                  1.13
--------------------------------------------------------------------------------------------------------------

Total                                         443                $201,235,399                100.00             %
------------------------------------------------------------------------------------------------------------------


                                            CURRENT PRINCIPAL BALANCES

Range of Current                         Number of               Aggregate           Percent of Mortgage
Principal Balances                     Mortgage Loans        Principal Balance      Loans in Loan Group 2
--------------------------------------------------------------------------------------------------------------
$0.01 - $50,000.00                             1                   $41,301                    0.02              %
$100,000.01 - $150,000.00                      1                   $143,167                   0.07
$150,000.01 - $200,000.00                      1                   $183,010                   0.09
$250,000.01 - $300,000.00                      7                  $1,956,698                  0.97
$300,000.01 - $350,000.00                      73                $24,116,106                 11.98
$350,000.01 - $400,000.00                     112                $41,771,575                 20.76
$400,000.01 - $450,000.00                      63                $26,749,473                 13.29
$450,000.01 - $500,000.00                      62                $29,500,927                 14.66
$500,000.01 - $550,000.00                      37                $19,418,522                  9.65
$550,000.01 - $600,000.00                      29                $16,472,331                  8.19
$600,000.01 - $650,000.00                      23                $14,148,239                  7.03
$650,000.01 - $700,000.00                      9                  $6,009,516                  2.99
$700,000.01 - $750,000.00                      5                  $3,675,045                  1.83
$750,000.01 - $1,000,000.00                    20                $17,049,489                  8.47
--------------------------------------------------------------------------------------------------------------

Total                                         443                $201,235,399                100.00             %
------------------------------------------------------------------------------------------------------------------











                                           ORIGINAL LOAN-TO-VALUE RATIOS

Range of                                   Number of               Aggregate             Percent of Mortgage
Original Loan-to-Value Ratios(%)        Mortgage Loans         Principal Balance        Loans in Loan Group 2
--------------------------------------------------------------------------------------------------------------
50.00 and below                               100                 $47,137,594                 23.42             %
50.01 - 55.00                                 34                  $13,780,794                 6.85
55.01 - 60.00                                 45                  $20,522,667                 10.20
60.01 - 65.00                                 47                  $21,978,380                 10.92
65.01 - 70.00                                 70                  $32,340,841                 16.07
70.01 - 75.00                                 61                  $26,064,456                 12.95
75.01 - 80.00                                 82                  $37,906,662                 18.84
85.01 - 90.00                                  3                  $1,129,641                  0.56
90.01 - 95.00                                  1                   $374,364                   0.19
--------------------------------------------------------------------------------------------------------------

Total                                         443                $201,235,399                100.00             %
------------------------------------------------------------------------------------------------------------------
















                                    STATE DISTRIBUTION OF MORTGAGED PROPERTIES

                                           Number of               Aggregate           Percent of Mortgage
State                                   Mortgage Loans         Principal Balance      Loans in Loan Group 2
--------------------------------------------------------------------------------------------------------------
Alabama                                        5                  $2,236,266                  1.11              %
Arizona                                        7                  $3,453,971                  1.72
California                                    176                 $79,688,770                 39.60
Colorado                                      12                  $4,859,358                  2.41
Connecticut                                   12                  $5,904,212                  2.93
District of Columbia                           2                  $1,039,504                  0.52
Delaware                                       3                  $1,619,282                  0.80
Florida                                        8                  $4,290,128                  2.13
Georgia                                        9                  $4,108,169                  2.04
Hawaii                                         2                  $1,100,276                  0.55
Idaho                                          5                  $2,980,294                  1.48
Illinois                                      11                  $5,439,115                  2.70
Indiana                                        3                  $2,125,293                  1.06
Kansas                                         1                   $542,884                   0.27
Kentucky                                       3                  $1,258,460                  0.63
Louisiana                                      2                   $716,411                   0.36
Massachusetts                                 16                  $6,856,240                  3.41
Maryland                                      15                  $6,864,616                  3.41
Michigan                                      11                  $4,337,501                  2.16
Minnesota                                      6                  $2,368,235                  1.18
Missouri                                       4                  $1,830,262                  0.91
Montana                                        1                   $570,727                   0.28
North Carolina                                 1                   $392,115                   0.19
Nebraska                                       1                   $413,953                   0.21
New Jersey                                    22                  $9,779,143                  4.86
New York                                      17                  $7,592,854                  3.77
Ohio                                           6                  $2,667,771                  1.33
Oklahoma                                       3                  $1,391,133                  0.69
Oregon                                         3                  $1,161,293                  0.58
Pennsylvania                                  12                  $5,349,770                  2.66
Tennessee                                      5                  $2,047,986                  1.02
Texas                                         29                  $12,774,843                 6.35
Utah                                           6                  $2,422,074                  1.20
Virginia                                      10                  $4,473,939                  2.22
Washington                                     9                  $3,933,536                  1.95
Wisconsin                                      5                  $2,645,016                  1.31
--------------------------------------------------------------------------------------------------------------

Total                                         443                $201,235,399                100.00             %
------------------------------------------------------------------------------------------------------------------



                                             PURPOSE OF MORTGAGE LOANS

                                           Number of               Aggregate           Percent of Mortgage
Loan Purpose                            Mortgage Loans         Principal Balance      Loans in Loan Group 2
--------------------------------------------------------------------------------------------------------------
Refinance (rate/term)                         282                $129,073,189                 64.14             %
Refinance (cash-out)                          112                 $47,855,051                 23.78
Purchase                                      49                  $24,307,159                 12.08
--------------------------------------------------------------------------------------------------------------

Total                                         443                $201,235,399                100.00             %
------------------------------------------------------------------------------------------------------------------









                                           TYPES OF MORTGAGED PROPERTIES

                                           Number of               Aggregate             Percent of Mortgage
Property Type                           Mortgage Loans         Principal Balance        Loans in Loan Group 2
--------------------------------------------------------------------------------------------------------------
Single Family                                 337                $154,642,976                 76.85             %
Planned Unit Development                      99                  $43,767,340                 21.75
Low-Rise Condominium                           5                  $2,091,837                  1.04
2-4 Family                                     1                   $385,967                   0.19
High-Rise Condominium                          1                   $347,279                   0.17
--------------------------------------------------------------------------------------------------------------

Total                                         443                $201,235,399                100.00             %
------------------------------------------------------------------------------------------------------------------



                                                  OCCUPANCY TYPES

                                           Number of               Aggregate           Percent of Mortgage
Occupancy Type                          Mortgage Loans         Principal Balance      Loans in Loan Group 2
--------------------------------------------------------------------------------------------------------------
Primary Residence                             431                $196,021,653                 97.41             %
Secondary Residence                           11                  $4,744,507                  2.36
Investor Property                              1                   $469,238                   0.23
--------------------------------------------------------------------------------------------------------------

Total                                         443                $201,235,399                100.00             %
------------------------------------------------------------------------------------------------------------------





















                                            REMAINING TERMS TO MATURITY

Remaining Terms to                         Number of               Aggregate             Percent of Mortgage
Maturity (Months)                       Mortgage Loans         Principal Balance        Loans in Loan Group 2
--------------------------------------------------------------------------------------------------------------
164                                           108                 $51,322,470                 25.50             %
163                                           181                 $81,938,507                 40.72
162                                           45                  $21,258,825                 10.56
161                                           14                  $6,922,680                  3.44
160                                           16                  $7,624,204                  3.79
159                                            7                  $3,193,461                  1.59
158                                            6                  $2,284,152                  1.14
157                                            4                  $1,614,712                  0.80
156                                            7                  $3,358,002                  1.67
155                                            3                  $1,557,336                  0.77
154                                            6                  $2,701,602                  1.34
153                                            2                   $793,267                   0.39
152                                            2                   $725,121                   0.36
151                                            3                  $1,208,574                  0.60
150                                            1                   $353,470                   0.18
149                                            1                   $562,319                   0.28
147                                            2                   $705,782                   0.35
145                                            2                   $735,967                   0.37
144                                            1                   $347,474                   0.17
142                                            2                   $739,621                   0.37
141                                            1                   $580,818                   0.29
138                                            1                   $434,822                   0.22
136                                            2                   $642,395                   0.32
134                                            1                   $264,173                   0.13
130                                            1                   $559,020                   0.28
129                                            1                   $382,507                   0.19
128                                            1                   $300,068                   0.15
127                                            1                   $395,712                   0.20
125                                            2                   $716,337                   0.36
124                                            1                   $269,410                   0.13
108                                            2                   $573,161                   0.28
104                                            3                  $1,686,379                  0.84
103                                            7                  $2,990,899                  1.49
102                                            1                   $379,328                   0.19
97                                             1                   $410,963                   0.20
83                                             1                   $334,385                   0.17
61                                             1                   $183,010                   0.09
55                                             1                   $143,167                   0.07
11                                             1                    $41,301                   0.02
--------------------------------------------------------------------------------------------------------------

Total                                         443                $201,235,399                100.00             %
------------------------------------------------------------------------------------------------------------------



Summary of Mortgage Loans in Group 3
(As of Reference Date)

Total Number of Loans                                     398
Aggregate Principal Balance                           $181,887,467
Average Principal                                       $457,004        $224,498 to $1,078,920
Weighted Average Mortgage Rate                           5.353%           4.875% to 6.125%
Net Weighted Average Mortgage Rate                       5.094%           4.616% to 5.866%
Weighted Average Original Term (months)                   179                120 to 180
Weighted Average Remaining Term (months)                  160                 55 to 164
Weighted Average Combined Loan-to-Value Ratio            61.53%           15.45% to 90.00%



                                                  MORTGAGE RATES

                                           Number of               Aggregate           Percent of Mortgage
Mortgage Rates(%)                       Mortgage Loans         Principal Balance      Loans in Loan Group 3
--------------------------------------------------------------------------------------------------------------
4.875                                          6                  $2,234,996                  1.23              %
5.000                                         18                  $8,422,156                  4.63
5.125                                         41                  $18,116,749                 9.96
5.250                                         110                 $52,407,818                 28.81
5.375                                         100                 $45,545,658                 25.04
5.500                                         71                  $32,837,284                 18.05
5.625                                         32                  $13,610,443                 7.48
5.750                                         11                  $4,573,196                  2.51
5.875                                          8                  $3,801,181                  2.09
6.125                                          1                   $337,987                   0.19
--------------------------------------------------------------------------------------------------------------

Total                                        398                 $181,887,467                100.00             %
-------------------------------------------------------------------------------------------------------------------



                                            CURRENT PRINCIPAL BALANCES

Range of Current                           Number of                Aggregate           Percent of Mortgage
Principal Balances                       Mortgage Loans         Principal Balance      Loans in Loan Group 3
--------------------------------------------------------------------------------------------------------------
$200,000.01 - $250,000.00                      2                    $454,497                   0.25             %
$250,000.01 - $300,000.00                      7                   $1,967,083                  1.08
$300,000.01 - $350,000.00                      65                  $21,328,275                 11.73
$350,000.01 - $400,000.00                      99                  $37,097,938                 20.40
$400,000.01 - $450,000.00                      62                  $26,097,766                 14.35
$450,000.01 - $500,000.00                      58                  $27,322,394                 15.02
$500,000.01 - $550,000.00                      24                  $12,545,551                 6.90
$550,000.01 - $600,000.00                      31                  $17,704,345                 9.73
$600,000.01 - $650,000.00                      15                  $9,122,416                  5.02
$650,000.01 - $700,000.00                      6                   $4,040,460                  2.22
$700,000.01 - $750,000.00                      8                   $5,851,047                  3.22
$750,000.01 - $1,000,000.00                    19                  $16,261,399                 8.94
$1,000,000.01 - $1,500,000.00                  2                   $2,094,294                  1.15
--------------------------------------------------------------------------------------------------------------

Total                                         398                 $181,887,467               100.00             %
------------------------------------------------------------------------------------------------------------------




                                           ORIGINAL LOAN-TO-VALUE RATIOS

Range of                                   Number of                Aggregate           Percent of Mortgage
Original Loan-to-Value Ratios(%)         Mortgage Loans         Principal Balance      Loans in Loan Group 3
--------------------------------------------------------------------------------------------------------------
50.00 and below                                83                  $39,444,895                21.69             %
50.01 - 55.00                                  35                  $16,649,543                9.15
55.01 - 60.00                                  43                  $18,906,561                10.39
60.01 - 65.00                                  47                  $21,481,070                11.81
65.01 - 70.00                                  53                  $23,289,594                12.80
70.01 - 75.00                                  56                  $26,288,718                14.45
75.01 - 80.00                                  78                  $34,798,227                19.13
80.01 - 85.00                                  1                    $351,881                  0.19
85.01 - 90.00                                  2                    $676,978                  0.37
--------------------------------------------------------------------------------------------------------------

Total                                         398                 $181,887,467               100.00             %
------------------------------------------------------------------------------------------------------------------









                                    STATE DISTRIBUTION OF MORTGAGED PROPERTIES

                                           Number of               Aggregate           Percent of Mortgage
State                                    Mortgage Loans        Principal Balance      Loans in Loan Group 3
--------------------------------------------------------------------------------------------------------------
Alaska                                         1                    $733,202                  0.40              %
Alabama                                        6                   $3,007,401                 1.65
Arizona                                        7                   $3,091,294                 1.70
California                                    139                 $64,910,046                 35.69
Colorado                                       13                  $5,032,214                 2.77
Connecticut                                    6                   $2,564,002                 1.41
Delaware                                       1                    $378,696                  0.21
Florida                                        17                  $7,512,274                 4.13
Georgia                                        11                  $5,404,684                 2.97
Hawaii                                         1                    $880,855                  0.48
Idaho                                          3                   $1,240,365                 0.68
Illinois                                       9                   $5,373,285                 2.95
Indiana                                        1                    $872,831                  0.48
Kansas                                         2                    $876,446                  0.48
Kentucky                                       1                    $395,634                  0.22
Massachusetts                                  15                  $5,795,043                 3.19
Maryland                                       6                   $2,773,961                 1.53
Michigan                                       14                  $7,139,314                 3.93
Minnesota                                      4                   $1,566,935                 0.86
Missouri                                       5                   $2,183,825                 1.20
Mississippi                                    4                   $2,037,558                 1.12
North Carolina                                 2                    $734,369                  0.40
New Jersey                                     26                 $12,103,827                 6.65
New Mexico                                     1                    $431,421                  0.24
Nevada                                         3                   $1,252,574                 0.69
New York                                       13                  $5,338,585                 2.94
Ohio                                           7                   $3,554,897                 1.95
Oklahoma                                       1                    $415,356                  0.23
Oregon                                         5                   $2,284,677                 1.26
Pennsylvania                                   7                   $2,906,129                 1.60
Rhode Island                                   2                    $966,952                  0.53
South Carolina                                 4                   $1,724,451                 0.95
Tennessee                                      6                   $2,537,373                 1.40
Texas                                          20                  $8,352,451                 4.59
Utah                                           4                   $1,763,708                 0.97
Virginia                                       15                  $6,571,619                 3.61
Washington                                     14                  $6,217,589                 3.42
Wisconsin                                      2                    $961,627                  0.53
--------------------------------------------------------------------------------------------------------------

Total                                         398                 $181,887,467               100.00             %
------------------------------------------------------------------------------------------------------------------


                                             PURPOSE OF MORTGAGE LOANS

                                           Number of               Aggregate           Percent of Mortgage
Loan Purpose                             Mortgage Loans        Principal Balance      Loans in Loan Group 3
--------------------------------------------------------------------------------------------------------------
Refinance (rate/term)                         248                 $114,317,738                62.85             %
Refinance (cash-out)                           98                 $42,598,783                 23.42
Purchase                                       52                 $24,970,946                 13.73
--------------------------------------------------------------------------------------------------------------

Total                                         398                 $181,887,467               100.00             %
------------------------------------------------------------------------------------------------------------------













                                           TYPES OF MORTGAGED PROPERTIES

                                           Number of               Aggregate             Percent of Mortgage
Property Type                            Mortgage Loans        Principal Balance        Loans in Loan Group 3
--------------------------------------------------------------------------------------------------------------
Single Family                                 288                 $132,430,152                72.81             %
Planned Unit Development                       97                 $43,345,295                 23.83
Low-Rise Condominium                           8                   $3,654,402                 2.01
2-4 Family                                     3                   $1,516,856                 0.83
High-Rise Condominium                          2                    $940,763                  0.52
--------------------------------------------------------------------------------------------------------------

Total                                         398                 $181,887,467               100.00             %
------------------------------------------------------------------------------------------------------------------


                                                  OCCUPANCY TYPES

                                           Number of               Aggregate           Percent of Mortgage
Occupancy Type                           Mortgage Loans        Principal Balance      Loans in Loan Group 3
--------------------------------------------------------------------------------------------------------------
Primary Residence                             384                 $176,131,777                96.84             %
Secondary Residence                            14                  $5,755,690                 3.16
--------------------------------------------------------------------------------------------------------------

Total                                         398                 $181,887,467               100.00             %
------------------------------------------------------------------------------------------------------------------



















                                            REMAINING TERMS TO MATURITY

Remaining Terms to                         Number of               Aggregate             Percent of Mortgage
Maturity (Months)                        Mortgage Loans        Principal Balance        Loans in Loan Group 3
--------------------------------------------------------------------------------------------------------------
164                                           104                 $47,475,191                 26.10             %
163                                           147                 $67,815,563                 37.28
162                                            38                 $19,853,943                 10.92
161                                            27                 $12,244,477                 6.73
160                                            15                  $6,939,982                 3.82
159                                            13                  $6,085,368                 3.35
158                                            4                   $1,406,901                 0.77
157                                            9                   $4,587,754                 2.52
156                                            3                   $1,407,519                 0.77
155                                            3                   $1,026,068                 0.56
154                                            1                    $455,080                  0.25
153                                            2                    $635,970                  0.35
152                                            1                    $511,077                  0.28
151                                            5                   $2,320,275                 1.28
149                                            1                    $359,721                  0.20
148                                            1                    $341,031                  0.19
146                                            1                    $390,985                  0.21
145                                            3                   $1,208,637                 0.66
143                                            2                    $650,996                  0.36
141                                            1                    $401,163                  0.22
139                                            1                    $280,853                  0.15
129                                            1                    $289,017                  0.16
118                                            1                    $293,484                  0.16
117                                            1                    $279,047                  0.15
116                                            1                    $342,875                  0.19
108                                            1                    $253,572                  0.14
104                                            1                    $519,371                  0.29
103                                            3                   $1,329,741                 0.73
101                                            1                    $334,605                  0.18
92                                             1                    $376,546                  0.21
84                                             1                    $288,280                  0.16
78                                             2                    $727,875                  0.40
71                                             1                    $224,498                  0.12
55                                             1                    $229,999                  0.13
--------------------------------------------------------------------------------------------------------------

Total                                         398                 $181,887,467               100.00             %
------------------------------------------------------------------------------------------------------------------


                                   EXHIBIT 2


      THE                                                                                             Distribution Date:  10/25/04
    BANK OF
      NEW
     YORK
101 Barclay St, 8W
New York, NY 10286

Officer:   Courtney Bartholomew                       Countrywide Home Loans
           212-815-3236                         Mortgage Pass-Through Certificates
Associate: AnnMarie Cassano                               Series 2003-20
           212-815-8318


                                       Certificateholder Monthly Distribution Summary

---------------------------------------------------------------------------------------------------------------------------
                                                         Certificate                             Pass
                                          Class              Rate           Beginning          Through          Principal
      Class             Cusip          Description           Type            Balance           Rate (%)        Distribution
---------------------------------------------------------------------------------------------------------------------------
       1A1            12669EMR4           Senior          Fix-30/360      31,935,121.20          4.500000        424,178.35
       1A2            12669EMS2           Senior          Fix-30/360     121,638,050.08          3.500000      1,266,038.97
       1A3            12669EMT0           Senior          Fix-30/360          53,795.44          5.500000              0.00
       1A4            12669EMU7           Senior          Fix-30/360      12,500,000.00          5.150000              0.00
       1A5            12669EMV5           Senior          Fix-30/360       6,006,412.54          4.800000             59.17
       1A6            12669EMW3           Senior          Fix-30/360               0.00          5.500000              0.00
       1A7            12669EMX1           Senior          Fix-30/360               0.00          5.500000              0.00
       1A8                                                                58,198,067.14          6.924764      1,473,889.23
      1A8-1           12669EMY9           Senior          Fix-30/360      11,890,945.12          5.500000              0.00
      1A8-2           12669EMY9          Strip IO         Fix-30/360       1,688,080.15          5.500000              0.00
      1A8-3           12669EMY9           Senior          Fix-30/360      46,307,122.02          5.500000      1,473,889.23
      1A8-4           12669EMY9          Strip IO         Fix-30/360       9,400,545.00          5.500000              0.00
      1A8-5           12669EMY9          Strip IO         Fix-30/360       3,987,466.69          5.500000              0.00
       1A9            12669EMZ6           Senior          Fix-30/360      29,160,766.68          5.500000        476,149.75
       110            12669ENA0           Senior          Var-30/360      12,774,048.48          2.340000        169,671.34
       111            12669ENB8          Strip IO         Var-30/360      12,774,048.48          5.660000              0.00
       112            12669ENC6          Strip IO         Fix-30/360      16,100,000.00          5.500000              0.00
       113            12669END4          Strip IO         Fix-30/360         568,181.82          5.500000              0.00
       114            12669EPJ9           Senior          Fix-30/360         392,772.13          5.500000          4,865.88
       115            12669EPK6           Senior          Var-30/360      40,546,016.69          2.290000        422,012.99
       116            12669EPL4          Strip IO         Var-30/360      40,546,016.69          5.210000              0.00
       117            12669EPM2           Senior          Fix-30/360       7,257,074.33          4.800000            187.39
       2A1            12669ENE2           Senior          Fix-30/360     105,447,659.92          1.000000      1,608,370.06
       2A2            12669ENF9           Senior          Fix-30/360      33,788,879.68          4.500000        515,374.38
       2A3            12669ENG7           Senior          Fix-30/360      16,894,439.84          5.000000        257,687.19
       2A4            12669ENH5           Senior          Fix-30/360      23,623,626.89          3.250000        302,127.78
       2A5            12669ENJ1           Senior          Var-30/360      12,885,614.11          2.240000        164,796.96
       2A6            12669ENK8          Strip IO         Var-30/360      12,885,614.11          5.260000              0.00
       2A7            12669ENL6           Senior          Fix-30/360       5,814,413.94          4.750000        183,437.88
       2A8            12669ENM4           Senior          Fix-30/360               0.00          4.750000              0.00
       2A9            12669ENN2           Senior          Fix-30/360         250,333.45          4.750000              0.00
       210            12669ENP7          Strip IO         Fix-30/360      79,930,466.26          5.000000              0.00
       3A1            12669ENQ5           Senior          Fix-30/360      15,849,188.94          4.750000         68,331.48
       3A2            12669ENR3           Senior          Fix-30/360       3,850,218.80          4.750000         81,269.98
       3A3            12669ENS1           Senior          Fix-30/360      15,000,000.00          4.750000              0.00
       3A4            12669ENT9           Senior          Fix-30/360         937,821.83          4.750000          4,043.28
       3A5            12669ENU6           Senior          Fix-30/360      31,565,977.15          3.750000        275,856.15
       3A6            12669ENV4           Senior          Var-30/360      15,988,637.83          2.290000        134,850.63
       3A7            12669ENW2          Strip IO         Var-30/360      15,988,637.83          5.210000              0.00
       3A8            12669ENX0           Senior          Fix-30/360      16,537,035.83          4.000000        126,644.12
       3A9            12669ENY8           Senior          Fix-30/360      63,129,142.07          4.750000        483,456.35
       310            12669ENZ5           Senior          Fix-30/360      15,500,000.00          4.750000              0.00
        PO                                                                   755,886.27          0.000000         11,875.71
       PO-1           12669EPA8          Strip PO         Fix-30/360         579,062.19          0.000000          1,914.79
       PO-2           12669EPA8          Strip PO         Fix-30/360          88,345.68          0.000000            490.69

---------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------
                                                                           Current                            Cumulative
                                       Interest           Total            Realized           Ending           Realized
      Class             Cusip        Distribution      Distribution         Losses           Balance            Losses
---------------------------------------------------------------------------------------------------------------------------
       1A1            12669EMR4        119,756.70        543,935.05              0.00     31,510,942.85              0.00
       1A2            12669EMS2        354,777.65      1,620,816.62              0.00    120,372,011.11              0.00
       1A3            12669EMT0              0.00              0.00              0.00         54,042.01              0.00
       1A4            12669EMU7         53,645.83         53,645.83              0.00     12,500,000.00              0.00
       1A5            12669EMV5         24,025.65         24,084.83              0.00      6,006,353.37              0.00
       1A6            12669EMW3              0.00              0.00              0.00              0.00              0.00
       1A7            12669EMX1              0.00              0.00              0.00              0.00              0.00
       1A8                              69,098.75      1,542,987.98              0.00     56,990,919.06              0.00
      1A8-1           12669EMY9              0.00              0.00              0.00     11,945,445.29              0.00
      1A8-2           12669EMY9          7,737.03          7,737.03              0.00      1,688,048.77              0.00
      1A8-3           12669EMY9              0.00      1,473,889.23              0.00     45,045,473.77              0.00
      1A8-4           12669EMY9         43,085.83         43,085.83              0.00      9,400,545.00              0.00
      1A8-5           12669EMY9         18,275.89         18,275.89              0.00      3,680,548.15              0.00
       1A9            12669EMZ6        133,653.51        609,803.26              0.00     28,684,616.93              0.00
       110            12669ENA0         24,909.39        194,580.73              0.00     12,604,377.14              0.00
       111            12669ENB8         60,250.93         60,250.93              0.00     12,604,377.14              0.00
       112            12669ENC6         73,791.67         73,791.67              0.00     16,100,000.00              0.00
       113            12669END4          2,604.17          2,604.17              0.00        568,181.82              0.00
       114            12669EPJ9          1,800.21          6,666.09              0.00        387,906.25              0.00
       115            12669EPK6         77,375.32        499,388.31              0.00     40,124,003.70              0.00
       116            12669EPL4        176,037.29        176,037.29              0.00     40,124,003.70              0.00
       117            12669EPM2         29,028.30         29,215.68              0.00      7,256,886.95              0.00
       2A1            12669ENE2         87,873.05      1,696,243.11              0.00    103,839,289.87              0.00
       2A2            12669ENF9        126,708.30        642,082.68              0.00     33,273,505.30              0.00
       2A3            12669ENG7         70,393.50        328,080.69              0.00     16,636,752.65              0.00
       2A4            12669ENH5         63,980.66        366,108.44              0.00     23,321,499.11              0.00
       2A5            12669ENJ1         24,053.15        188,850.11              0.00     12,720,817.15              0.00
       2A6            12669ENK8         56,481.94         56,481.94              0.00     12,720,817.15              0.00
       2A7            12669ENL6         23,015.39        206,453.27              0.00      5,630,976.06              0.00
       2A8            12669ENM4              0.00              0.00              0.00              0.00              0.00
       2A9            12669ENN2              0.00              0.00              0.00        251,324.35              0.00
       210            12669ENP7        333,043.61        333,043.61              0.00     78,711,304.37              0.00
       3A1            12669ENQ5         62,736.37        131,067.85              0.00     15,780,857.46              0.00
       3A2            12669ENR3         15,240.45         96,510.43              0.00      3,768,948.82              0.00
       3A3            12669ENS1         59,375.00         59,375.00              0.00     15,000,000.00              0.00
       3A4            12669ENT9          3,712.21          7,755.49              0.00        933,778.55              0.00
       3A5            12669ENU6         98,643.68        374,499.83              0.00     31,290,121.00              0.00
       3A6            12669ENV4         30,511.65        165,362.28              0.00     15,853,787.20              0.00
       3A7            12669ENW2         69,417.34         69,417.34              0.00     15,853,787.20              0.00
       3A8            12669ENX0         55,123.45        181,767.58              0.00     16,410,391.71              0.00
       3A9            12669ENY8        249,886.19        733,342.54              0.00     62,645,685.72              0.00
       310            12669ENZ5         61,354.17         61,354.17              0.00     15,500,000.00              0.00
        PO                                   0.00         11,875.71              0.00        744,010.56              0.00
       PO-1           12669EPA8              0.00          1,914.79              0.00        577,147.40              0.00
       PO-2           12669EPA8              0.00            490.69              0.00         87,854.99              0.00

---------------------------------------------------------------------------------------------------------------------------



      THE                                                                                             Distribution Date:  10/25/04
    BANK OF
      NEW
     YORK
101 Barclay St, 8W
New York, NY 10286

Officer:   Courtney Bartholomew                       Countrywide Home Loans
           212-815-3236                         Mortgage Pass-Through Certificates
Associate: AnnMarie Cassano                               Series 2003-20
           212-815-8318

---------------------------------------------------------------------------------------------------------------------------
                                                         Certificate                             Pass
                                          Class              Rate           Beginning          Through          Principal
      Class             Cusip          Description           Type            Balance           Rate (%)        Distribution
---------------------------------------------------------------------------------------------------------------------------
       PO-3           12669EPA8          Strip PO         Fix-30/360          88,478.40          0.000000          9,470.23
        AR            12669EPB6           Senior          Fix-30/360               0.00          5.500000              0.00

---------------------------------------------------------------------------------------------------------------------------

        M             12669EPC4           Junior          Fix-30/360      10,110,874.78          5.114204         28,335.75
        B1            12669EPD2           Junior          Fix-30/360       3,033,262.43          5.114204          8,500.72
        B2            12669EPE0           Junior          Fix-30/360       3,033,262.43          5.114204          8,500.72
        B3            12669EMN3           Junior          Fix-30/360       1,011,087.48          5.114204          2,833.57
        B4            12669EMP8           Junior          Fix-30/360       1,011,087.48          5.114204          2,833.57
        B5            12669EMQ6           Junior          Fix-30/360       1,517,176.29          5.114204          4,251.89

---------------------------------------------------------------------------------------------------------------------------

      Totals                                                             717,997,752.15                        8,510,431.24

---------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------
                                                                             Current                            Cumulative
                                         Interest           Total            Realized           Ending           Realized
      Class             Cusip          Distribution      Distribution         Losses           Balance            Losses
---------------------------------------------------------------------------------------------------------------------------
       PO-3           12669EPA8                0.00          9,470.23              0.00         79,008.17              0.00
        AR            12669EPB6                0.09              0.09              0.00              0.00              0.00

---------------------------------------------------------------------------------------------------------------------------

        M             12669EPC4           43,090.90         71,426.64              0.00     10,082,539.04              0.00
        B1            12669EPD2           12,927.27         21,427.99              0.00      3,024,761.71              0.00
        B2            12669EPE0           12,927.27         21,427.99              0.00      3,024,761.71              0.00
        B3            12669EMN3            4,309.09          7,142.66              0.00      1,008,253.90              0.00
        B4            12669EMP8            4,309.09          7,142.66              0.00      1,008,253.90              0.00
        B5            12669EMQ6            6,465.96         10,717.85              0.00      1,512,924.40              0.00

---------------------------------------------------------------------------------------------------------------------------

      Totals                           2,776,335.15     11,286,766.39              0.00    709,755,299.54              0.00

---------------------------------------------------------------------------------------------------------------------------



      THE                                                                                             Distribution Date:  10/25/04
    BANK OF
      NEW
     YORK
101 Barclay St, 8W
New York, NY 10286

Officer:   Courtney Bartholomew                       Countrywide Home Loans
           212-815-3236                         Mortgage Pass-Through Certificates
Associate: AnnMarie Cassano                               Series 2003-20
           212-815-8318
                                                  Principal Distribution Detail

----------------------------------------------------------------------------------------------------------------------------
                                         Original         Beginning         Scheduled                          Unscheduled
                                       Certificate       Certificate        Principal         Accretion         Principal
      Class             Cusip            Balance           Balance         Distribution       Principal        Adjustments
----------------------------------------------------------------------------------------------------------------------------
       1A1            12669EMR4       50,000,000.00     31,935,121.20        424,178.35              0.00              0.00
       1A2            12669EMS2      134,353,500.00    121,638,050.08      1,266,038.97              0.00              0.00
       1A3            12669EMT0           50,000.00         53,795.44              0.00            246.56              0.00
       1A4            12669EMU7       12,500,000.00     12,500,000.00              0.00              0.00              0.00
       1A5            12669EMV5       25,000,000.00      6,006,412.54             59.17              0.00              0.00
       1A6            12669EMW3        9,650,000.00              0.00              0.00              0.00              0.00
       1A7            12669EMX1        6,612,000.00              0.00              0.00              0.00              0.00
       1A8                            70,000,000.00     58,198,067.14      1,473,889.23         54,500.17              0.00
      1A8-1           12669EMY9       11,052,000.00     11,890,945.12              0.00         54,500.17              0.00
      1A8-2           12669EMY9       11,651,818.00      1,688,080.15              0.00              0.00              0.00
      1A8-3           12669EMY9       58,948,000.00     46,307,122.02      1,473,889.23              0.00              0.00
      1A8-4           12669EMY9        9,400,545.00      9,400,545.00              0.00              0.00              0.00
      1A8-5           12669EMY9        7,070,000.00      3,987,466.69              0.00              0.00              0.00
       1A9            12669EMZ6       49,439,000.00     29,160,766.68        476,149.75              0.00              0.00
       110            12669ENA0       20,000,000.00     12,774,048.48        169,671.34              0.00              0.00
       111            12669ENB8       20,000,000.00     12,774,048.48              0.00              0.00              0.00
       112            12669ENC6       16,100,000.00     16,100,000.00              0.00              0.00              0.00
       113            12669END4          568,181.00        568,181.82              0.00              0.00              0.00
       114            12669EPJ9          600,000.00        392,772.13          4,865.88              0.00              0.00
       115            12669EPK6       44,784,500.00     40,546,016.69        422,012.99              0.00              0.00
       116            12669EPL4       44,784,500.00     40,546,016.69              0.00              0.00              0.00
       117            12669EPM2       66,550,000.00      7,257,074.33            187.39              0.00              0.00
       2A1            12669ENE2      156,039,000.00    105,447,659.92      1,608,370.06              0.00              0.00
       2A2            12669ENF9       50,000,000.00     33,788,879.68        515,374.38              0.00              0.00
       2A3            12669ENG7       25,000,000.00     16,894,439.84        257,687.19              0.00              0.00
       2A4            12669ENH5       27,176,471.00     23,623,626.89        302,127.78              0.00              0.00
       2A5            12669ENJ1       14,823,529.00     12,885,614.11        164,796.96              0.00              0.00
       2A6            12669ENK8       14,823,529.00     12,885,614.11              0.00              0.00              0.00
       2A7            12669ENL6       20,000,000.00      5,814,413.94        183,437.88              0.00              0.00
       2A8            12669ENM4          765,000.00              0.00              0.00              0.00              0.00
       2A9            12669ENN2          235,000.00        250,333.45              0.00            990.90              0.00
       210            12669ENP7      118,279,249.00     79,930,466.26              0.00              0.00              0.00
       3A1            12669ENQ5       16,900,000.00     15,849,188.94         68,331.48              0.00              0.00
       3A2            12669ENR3        5,100,000.00      3,850,218.80         81,269.98              0.00              0.00
       3A3            12669ENS1       15,000,000.00     15,000,000.00              0.00              0.00              0.00
       3A4            12669ENT9        1,000,000.00        937,821.83          4,043.28              0.00              0.00
       3A5            12669ENU6       50,000,000.00     31,565,977.15        275,856.15              0.00              0.00
       3A6            12669ENV4       25,000,000.00     15,988,637.83        134,850.63              0.00              0.00
       3A7            12669ENW2       25,000,000.00     15,988,637.83              0.00              0.00              0.00
       3A8            12669ENX0       25,000,000.00     16,537,035.83        126,644.12              0.00              0.00
       3A9            12669ENY8       95,436,000.00     63,129,142.07        483,456.35              0.00              0.00
       310            12669ENZ5       15,500,000.00     15,500,000.00              0.00              0.00              0.00
        PO                               932,332.71        755,886.27         11,875.71              0.00              0.00
       PO-1           12669EPA8          710,700.99        579,062.19          1,914.79              0.00              0.00
       PO-2           12669EPA8          110,506.89         88,345.68            490.69              0.00              0.00

----------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------
                                              Net             Current            Ending            Ending
                                           Principal          Realized        Certificate       Certificate
      Class             Cusip             Distribution         Losses           Balance            Factor
-------------------------------------------------------------------------------------------------------------
       1A1            12669EMR4             424,178.35              0.00     31,510,942.85     0.63021885700
       1A2            12669EMS2           1,266,038.97              0.00    120,372,011.11     0.89593506018
       1A3            12669EMT0                   0.00              0.00         54,042.01     1.08084014566
       1A4            12669EMU7                   0.00              0.00     12,500,000.00     1.00000000000
       1A5            12669EMV5                  59.17              0.00      6,006,353.37     0.24025413479
       1A6            12669EMW3                   0.00              0.00              0.00     0.00000000000
       1A7            12669EMX1                   0.00              0.00              0.00     0.00000000000
       1A8                                1,473,889.23              0.00     56,990,919.06     0.81415598657
      1A8-1           12669EMY9                   0.00              0.00     11,945,445.29     1.08084014566
      1A8-2           12669EMY9                   0.00              0.00      1,688,048.77     0.14487428207
      1A8-3           12669EMY9           1,473,889.23              0.00     45,045,473.77     0.76415609975
      1A8-4           12669EMY9                   0.00              0.00      9,400,545.00     1.00000000000
      1A8-5           12669EMY9                   0.00              0.00      3,680,548.15     0.52058672522
       1A9            12669EMZ6             476,149.75              0.00     28,684,616.93     0.58020220735
       110            12669ENA0             169,671.34              0.00     12,604,377.14     0.63021885700
       111            12669ENB8                   0.00              0.00     12,604,377.14     0.63021885700
       112            12669ENC6                   0.00              0.00     16,100,000.00     1.00000000000
       113            12669END4                   0.00              0.00        568,181.82     1.00000144000
       114            12669EPJ9               4,865.88              0.00        387,906.25     0.64651040944
       115            12669EPK6             422,012.99              0.00     40,124,003.70     0.89593506018
       116            12669EPL4                   0.00              0.00     40,124,003.70     0.89593506018
       117            12669EPM2                 187.39              0.00      7,256,886.95     0.10904413143
       2A1            12669ENE2           1,608,370.06              0.00    103,839,289.87     0.66547010598
       2A2            12669ENF9             515,374.38              0.00     33,273,505.30     0.66547010598
       2A3            12669ENG7             257,687.19              0.00     16,636,752.65     0.66547010598
       2A4            12669ENH5             302,127.78              0.00     23,321,499.11     0.85815038714
       2A5            12669ENJ1             164,796.96              0.00     12,720,817.15     0.85815038714
       2A6            12669ENK8                   0.00              0.00     12,720,817.15     0.85815038714
       2A7            12669ENL6             183,437.88              0.00      5,630,976.06     0.28154880316
       2A8            12669ENM4                   0.00              0.00              0.00     0.00000000000
       2A9            12669ENN2                   0.00              0.00        251,324.35     1.06946533391
       210            12669ENP7                   0.00              0.00     78,711,304.37     0.66547010598
       3A1            12669ENQ5              68,331.48              0.00     15,780,857.46     0.93377854802
       3A2            12669ENR3              81,269.98              0.00      3,768,948.82     0.73900957160
       3A3            12669ENS1                   0.00              0.00     15,000,000.00     1.00000000000
       3A4            12669ENT9               4,043.28              0.00        933,778.55     0.93377854802
       3A5            12669ENU6             275,856.15              0.00     31,290,121.00     0.62580241998
       3A6            12669ENV4             134,850.63              0.00     15,853,787.20     0.63415148793
       3A7            12669ENW2                   0.00              0.00     15,853,787.20     0.63415148793
       3A8            12669ENX0             126,644.12              0.00     16,410,391.71     0.65641566831
       3A9            12669ENY8             483,456.35              0.00     62,645,685.72     0.65641566831
       310            12669ENZ5                   0.00              0.00     15,500,000.00     1.00000000000
        PO                                   11,875.71              0.00        744,010.56     0.79800971479
       PO-1           12669EPA8               1,914.79              0.00        577,147.40     0.81208188965
       PO-2           12669EPA8                 490.69              0.00         87,854.99     0.79501821464

-------------------------------------------------------------------------------------------------------------



      THE                                                                                             Distribution Date:  10/25/04
    BANK OF
      NEW
     YORK
101 Barclay St, 8W
New York, NY 10286

Officer:   Courtney Bartholomew                       Countrywide Home Loans
           212-815-3236                         Mortgage Pass-Through Certificates
Associate: AnnMarie Cassano                               Series 2003-20
           212-815-8318

----------------------------------------------------------------------------------------------------------------------------
                                         Original         Beginning         Scheduled                          Unscheduled
                                       Certificate       Certificate        Principal         Accretion         Principal
      Class             Cusip            Balance           Balance         Distribution       Principal        Adjustments
----------------------------------------------------------------------------------------------------------------------------
       PO-3           12669EPA8          111,124.83         88,478.40          9,470.23              0.00              0.00
        AR            12669EPB6              100.00              0.00              0.00              0.00              0.00

----------------------------------------------------------------------------------------------------------------------------

        M             12669EPC4       10,540,000.00     10,110,874.78         28,335.75              0.00              0.00
        B1            12669EPD2        3,162,000.00      3,033,262.43          8,500.72              0.00              0.00
        B2            12669EPE0        3,162,000.00      3,033,262.43          8,500.72              0.00              0.00
        B3            12669EMN3        1,054,000.00      1,011,087.48          2,833.57              0.00              0.00
        B4            12669EMP8        1,054,000.00      1,011,087.48          2,833.57              0.00              0.00
        B5            12669EMQ6        1,581,568.00      1,517,176.29          4,251.89              0.00              0.00

----------------------------------------------------------------------------------------------------------------------------

      Totals                        1,054,000,000.71   717,997,752.15      8,510,431.24         55,737.63              0.00

----------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------
                                        Net             Current            Ending            Ending
                                     Principal          Realized        Certificate       Certificate
      Class             Cusip       Distribution         Losses           Balance            Factor
-------------------------------------------------------------------------------------------------------
       PO-3           12669EPA8         9,470.23              0.00         79,008.17     0.71098578856
        AR            12669EPB6             0.00              0.00              0.00     0.00000000000

-------------------------------------------------------------------------------------------------------

        M             12669EPC4        28,335.75              0.00     10,082,539.04     0.95659763141
        B1            12669EPD2         8,500.72              0.00      3,024,761.71     0.95659763141
        B2            12669EPE0         8,500.72              0.00      3,024,761.71     0.95659763141
        B3            12669EMN3         2,833.57              0.00      1,008,253.90     0.95659763141
        B4            12669EMP8         2,833.57              0.00      1,008,253.90     0.95659763141
        B5            12669EMQ6         4,251.89              0.00      1,512,924.40     0.95659775629

-------------------------------------------------------------------------------------------------------

      Totals                        8,510,431.24              0.00    709,755,299.54

-------------------------------------------------------------------------------------------------------



      THE                                                                                             Distribution Date:  10/25/04
    BANK OF
      NEW
     YORK
101 Barclay St, 8W
New York, NY 10286

Officer:   Courtney Bartholomew                       Countrywide Home Loans
           212-815-3236                         Mortgage Pass-Through Certificates
Associate: AnnMarie Cassano                               Series 2003-20
           212-815-8318

                                       Interest Distribution Detail

----------------------------------------------------------------------------------------------------------
                      Beginning            Pass            Accrued          Cumulative
                     Certificate         Through           Optimal            Unpaid           Deferred
      Class            Balance           Rate (%)          Interest          Interest          Interest
----------------------------------------------------------------------------------------------------------
       1A1          31,935,121.20          4.500000        119,756.70              0.00              0.00
       1A2         121,638,050.08          3.500000        354,777.65              0.00              0.00
       1A3              53,795.44          5.500000              0.00              0.00            246.56
       1A4          12,500,000.00          5.150000         53,645.83              0.00              0.00
       1A5           6,006,412.54          4.800000         24,025.65              0.00              0.00
       1A6                   0.00          5.500000              0.00              0.00              0.00
       1A7                   0.00          5.500000              0.00              0.00              0.00
       1A8          58,198,067.14          6.924764         69,098.75              0.00        266,741.15
      1A8-1         11,890,945.12          5.500000              0.00              0.00         54,500.17
      1A8-2          1,688,080.15          5.500000          7,737.03              0.00              0.00
      1A8-3         46,307,122.02          5.500000              0.00              0.00        212,240.98
      1A8-4          9,400,545.00          5.500000         43,085.83              0.00              0.00
      1A8-5          3,987,466.69          5.500000         18,275.89              0.00              0.00
       1A9          29,160,766.68          5.500000        133,653.51              0.00              0.00
       110          12,774,048.48          2.340000         24,909.39              0.00              0.00
       111          12,774,048.48          5.660000         60,250.93              0.00              0.00
       112          16,100,000.00          5.500000         73,791.67              0.00              0.00
       113             568,181.82          5.500000          2,604.17              0.00              0.00
       114             392,772.13          5.500000          1,800.21              0.00              0.00
       115          40,546,016.69          2.290000         77,375.32              0.00              0.00
       116          40,546,016.69          5.210000        176,037.29              0.00              0.00
       117           7,257,074.33          4.800000         29,028.30              0.00              0.00
       2A1         105,447,659.92          1.000000         87,873.05              0.00              0.00
       2A2          33,788,879.68          4.500000        126,708.30              0.00              0.00
       2A3          16,894,439.84          5.000000         70,393.50              0.00              0.00
       2A4          23,623,626.89          3.250000         63,980.66              0.00              0.00
       2A5          12,885,614.11          2.240000         24,053.15              0.00              0.00
       2A6          12,885,614.11          5.260000         56,481.94              0.00              0.00
       2A7           5,814,413.94          4.750000         23,015.39              0.00              0.00
       2A8                   0.00          4.750000              0.00              0.00              0.00
       2A9             250,333.45          4.750000              0.00              0.00            990.90
       210          79,930,466.26          5.000000        333,043.61              0.00              0.00
       3A1          15,849,188.94          4.750000         62,736.37              0.00              0.00
       3A2           3,850,218.80          4.750000         15,240.45              0.00              0.00
       3A3          15,000,000.00          4.750000         59,375.00              0.00              0.00
       3A4             937,821.83          4.750000          3,712.21              0.00              0.00
       3A5          31,565,977.15          3.750000         98,643.68              0.00              0.00
       3A6          15,988,637.83          2.290000         30,511.65              0.00              0.00
       3A7          15,988,637.83          5.210000         69,417.34              0.00              0.00
       3A8          16,537,035.83          4.000000         55,123.45              0.00              0.00
       3A9          63,129,142.07          4.750000        249,886.19              0.00              0.00
       310          15,500,000.00          4.750000         61,354.17              0.00              0.00
        PO             755,886.27          0.000000              0.00              0.00              0.00
       PO-1            579,062.19          0.000000              0.00              0.00              0.00
       PO-2             88,345.68          0.000000              0.00              0.00              0.00

----------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------
                           Total              Net           Unscheduled
                          Interest         Prepayment         Interest          Interest
      Class                 Due          Int Shortfall       Adjustment           Paid
-------------------------------------------------------------------------------------------
       1A1                119,756.70              0.00              0.00        119,756.70
       1A2                354,777.65              0.00              0.00        354,777.65
       1A3                    246.56              0.00              0.00              0.00
       1A4                 53,645.83              0.00              0.00         53,645.83
       1A5                 24,025.65              0.00              0.00         24,025.65
       1A6                      0.00              0.00              0.00              0.00
       1A7                      0.00              0.00              0.00              0.00
       1A8                335,839.90              0.00              0.00         69,098.75
      1A8-1                54,500.17              0.00              0.00              0.00
      1A8-2                 7,737.03              0.00              0.00          7,737.03
      1A8-3               212,240.98              0.00              0.00              0.00
      1A8-4                43,085.83              0.00              0.00         43,085.83
      1A8-5                18,275.89              0.00              0.00         18,275.89
       1A9                133,653.51              0.00              0.00        133,653.51
       110                 24,909.39              0.00              0.00         24,909.39
       111                 60,250.93              0.00              0.00         60,250.93
       112                 73,791.67              0.00              0.00         73,791.67
       113                  2,604.17              0.00              0.00          2,604.17
       114                  1,800.21              0.00              0.00          1,800.21
       115                 77,375.32              0.00              0.00         77,375.32
       116                176,037.29              0.00              0.00        176,037.29
       117                 29,028.30              0.00              0.00         29,028.30
       2A1                 87,873.05              0.00              0.00         87,873.05
       2A2                126,708.30              0.00              0.00        126,708.30
       2A3                 70,393.50              0.00              0.00         70,393.50
       2A4                 63,980.66              0.00              0.00         63,980.66
       2A5                 24,053.15              0.00              0.00         24,053.15
       2A6                 56,481.94              0.00              0.00         56,481.94
       2A7                 23,015.39              0.00              0.00         23,015.39
       2A8                      0.00              0.00              0.00              0.00
       2A9                    990.90              0.00              0.00              0.00
       210                333,043.61              0.00              0.00        333,043.61
       3A1                 62,736.37              0.00              0.00         62,736.37
       3A2                 15,240.45              0.00              0.00         15,240.45
       3A3                 59,375.00              0.00              0.00         59,375.00
       3A4                  3,712.21              0.00              0.00          3,712.21
       3A5                 98,643.68              0.00              0.00         98,643.68
       3A6                 30,511.65              0.00              0.00         30,511.65
       3A7                 69,417.34              0.00              0.00         69,417.34
       3A8                 55,123.45              0.00              0.00         55,123.45
       3A9                249,886.19              0.00              0.00        249,886.19
       310                 61,354.17              0.00              0.00         61,354.17
        PO                      0.00              0.00              0.00              0.00
       PO-1                     0.00              0.00              0.00              0.00
       PO-2                     0.00              0.00              0.00              0.00

-------------------------------------------------------------------------------------------



      THE                                                                                             Distribution Date:  10/25/04
    BANK OF
      NEW
     YORK
101 Barclay St, 8W
New York, NY 10286

Officer:   Courtney Bartholomew                       Countrywide Home Loans
           212-815-3236                         Mortgage Pass-Through Certificates
Associate: AnnMarie Cassano                               Series 2003-20
           212-815-8318

----------------------------------------------------------------------------------------------------------
                      Beginning            Pass            Accrued          Cumulative
                     Certificate         Through           Optimal            Unpaid           Deferred
      Class            Balance           Rate (%)          Interest          Interest          Interest
----------------------------------------------------------------------------------------------------------
       PO-3             88,478.40          0.000000              0.00              0.00              0.00
        AR                   0.00          5.500000              0.00              0.00              0.00

----------------------------------------------------------------------------------------------------------

        M           10,110,874.78          5.114204         43,090.90              0.00              0.00
        B1           3,033,262.43          5.114204         12,927.27              0.00              0.00
        B2           3,033,262.43          5.114204         12,927.27              0.00              0.00
        B3           1,011,087.48          5.114204          4,309.09              0.00              0.00
        B4           1,011,087.48          5.114204          4,309.09              0.00              0.00
        B5           1,517,176.29          5.114204          6,465.96              0.00              0.00

----------------------------------------------------------------------------------------------------------

      Totals       717,997,752.15                        2,776,335.06              0.00        267,978.61

----------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------
                           Total              Net           Unscheduled
                          Interest         Prepayment         Interest          Interest
      Class                 Due          Int Shortfall       Adjustment           Paid
-------------------------------------------------------------------------------------------
       PO-3                     0.00              0.00              0.00              0.00
        AR                      0.00              0.00              0.00              0.09

-------------------------------------------------------------------------------------------

        M                  43,090.90              0.00              0.00         43,090.90
        B1                 12,927.27              0.00              0.00         12,927.27
        B2                 12,927.27              0.00              0.00         12,927.27
        B3                  4,309.09              0.00              0.00          4,309.09
        B4                  4,309.09              0.00              0.00          4,309.09
        B5                  6,465.96              0.00              0.00          6,465.96

-------------------------------------------------------------------------------------------

      Totals            3,044,313.67              0.00              0.00      2,776,335.15

-------------------------------------------------------------------------------------------



      THE                                                                                             Distribution Date:  10/25/04
    BANK OF
      NEW
     YORK
101 Barclay St, 8W
New York, NY 10286

Officer:   Courtney Bartholomew                       Countrywide Home Loans
           212-815-3236                         Mortgage Pass-Through Certificates
Associate: AnnMarie Cassano                               Series 2003-20
           212-815-8318

                                                    Current Payment Information
                                                        Factors per $1,000

----------------------------------------------------------------------------------------------------------------------------------
                                Original      Beginning Cert.                                      Ending Cert.          Pass
                              Certificate         Notional         Principal       Interest          Notional          Through
      Class       Cusip         Balance           Balance         Distribution   Distribution        Balance           Rate (%)
----------------------------------------------------------------------------------------------------------------------------------
       1A1      12669EMR4    50,000,000.00     638.702423979       8.483566976    2.395134090     630.218857003          4.500000
       1A2      12669EMS2   134,353,500.00     905.358253276       9.423193098    2.640628239     895.935060178          3.500000
       1A3      12669EMT0        50,000.00   1,075.908896551       0.000000000    0.000000000   1,080.840145660          5.500000
       1A4      12669EMU7    12,500,000.00   1,000.000000000       0.000000000    4.291666667   1,000.000000000          5.150000
       1A5      12669EMV5    25,000,000.00     240.256501793       0.002367000    0.961026007     240.254134794          4.800000
       1A6      12669EMW3     9,650,000.00       0.000000000       0.000000000    0.000000000       0.000000000          5.500000
       1A7      12669EMX1     6,612,000.00       0.000000000       0.000000000    0.000000000       0.000000000          5.500000
       1A8                   70,000,000.00     831.400959143      21.055560429    0.987125000     814.155986571          6.924764
      1A8-1     12669EMY9    11,052,000.00   1,075.908896551       0.000000000    0.000000000   1,080.840145660          5.500000
      1A8-2     12669EMY9    11,651,818.00     144.876975271       0.000000000    0.664019470     144.874282071          5.500000
      1A8-3     12669EMY9    58,948,000.00     785.558831839      25.003210065    0.000000000     764.156099753          5.500000
      1A8-4     12669EMY9     9,400,545.00   1,000.000000000       0.000000000    4.583333333   1,000.000000000          5.500000
      1A8-5     12669EMY9     7,070,000.00     563.998116891       0.000000000    2.584991369     520.586725220          5.500000
       1A9      12669EMZ6    49,439,000.00     589.833262792       9.631055444    2.703402454     580.202207348          5.500000
       110      12669ENA0    20,000,000.00     638.702423979       8.483566976    1.245469727     630.218857003          2.340000
       111      12669ENB8    20,000,000.00     638.702423979       0.000000000    3.012546433     630.218857003          5.660000
       112      12669ENC6    16,100,000.00   1,000.000000000       0.000000000    4.583333333   1,000.000000000          5.500000
       113      12669END4       568,181.00   1,000.001440002       0.000000000    4.583339933   1,000.001440002          5.500000
       114      12669EPJ9       600,000.00     654.620213501       8.109804066    3.000342645     646.510409435          5.500000
       115      12669EPK6    44,784,500.00     905.358253276       9.423193098    1.727725333     895.935060178          2.290000
       116      12669EPL4    44,784,500.00     905.358253276       0.000000000    3.930763750     895.935060178          5.210000
       117      12669EPM2    66,550,000.00     109.046947171       0.002815740    0.436187789     109.044131432          4.800000
       2A1      12669ENE2   156,039,000.00     675.777593577      10.307487598    0.563147995     665.470105979          1.000000
       2A2      12669ENF9    50,000,000.00     675.777593577      10.307487598    2.534165976     665.470105979          4.500000
       2A3      12669ENG7    25,000,000.00     675.777593577      10.307487598    2.815739973     665.470105979          5.000000
       2A4      12669ENH5    27,176,471.00     869.267642981      11.117255838    2.354266533     858.150387143          3.250000
       2A5      12669ENJ1    14,823,529.00     869.267642981      11.117255838    1.622632934     858.150387143          2.240000
       2A6      12669ENK8    14,823,529.00     869.267642981       0.000000000    3.810289835     858.150387143          5.260000
       2A7      12669ENL6    20,000,000.00     290.720696996       9.171893834    1.150769426     281.548803161          4.750000
       2A8      12669ENM4       765,000.00       0.000000000       0.000000000    0.000000000       0.000000000          4.750000
       2A9      12669ENN2       235,000.00   1,065.248724376       0.000000000    0.000000000   1,069.465333910          4.750000
       210      12669ENP7   118,279,249.00     675.777593577       0.000000000    2.815739973     665.470105980          5.000000
       3A1      12669ENQ5    16,900,000.00     937.821830798       4.043282780    3.712211414     933.778548018          4.750000
       3A2      12669ENR3     5,100,000.00     754.944862558      15.935290956    2.988323414     739.009571601          4.750000
       3A3      12669ENS1    15,000,000.00   1,000.000000000       0.000000000    3.958333333   1,000.000000000          4.750000
       3A4      12669ENT9     1,000,000.00     937.821830798       4.043282780    3.712211414     933.778548018          4.750000
       3A5      12669ENU6    50,000,000.00     631.319542929       5.517122949    1.972873572     625.802419980          3.750000
       3A6      12669ENV4    25,000,000.00     639.545513251       5.394025321    1.220466021     634.151487930          2.290000
       3A7      12669ENW2    25,000,000.00     639.545513251       0.000000000    2.776693437     634.151487930          5.210000
       3A8      12669ENX0    25,000,000.00     661.481433300       5.065764993    2.204938111     656.415668308          4.000000
       3A9      12669ENY8    95,436,000.00     661.481433301       5.065764992    2.618364007     656.415668309          4.750000
       310      12669ENZ5    15,500,000.00   1,000.000000000       0.000000000    3.958333333   1,000.000000000          4.750000
        PO                      932,332.71     810.747345762      12.737630969    0.000000000     798.009714794          0.000000
       PO-1     12669EPA8       710,700.99     814.776110896       2.694221244    0.000000000     812.081889651          0.000000

----------------------------------------------------------------------------------------------------------------------------------



      THE                                                                                             Distribution Date:  10/25/04
    BANK OF
      NEW
     YORK
101 Barclay St, 8W
New York, NY 10286

Officer:   Courtney Bartholomew                       Countrywide Home Loans
           212-815-3236                         Mortgage Pass-Through Certificates
Associate: AnnMarie Cassano                               Series 2003-20
           212-815-8318

----------------------------------------------------------------------------------------------------------------------------------
                                Original      Beginning Cert.                                      Ending Cert.          Pass
                              Certificate         Notional         Principal       Interest          Notional          Through
      Class       Cusip         Balance           Balance         Distribution   Distribution        Balance           Rate (%)
----------------------------------------------------------------------------------------------------------------------------------
       PO-2     12669EPA8        110,506.89  799.458570707         4.440356062    0.000000000   795.018214644            0.000000
       PO-3     12669EPA8        111,124.83  796.207303766        85.221515205    0.000000000   710.985788562            0.000000
        AR      12669EPB6            100.00    0.000000000         0.000000000    0.870075688     0.000000000            5.500000

----------------------------------------------------------------------------------------------------------------------------------

        M       12669EPC4     10,540,000.00  959.286032331         2.688400916    4.088320505   956.597631415            5.114204
        B1      12669EPD2      3,162,000.00  959.286032331         2.688400916    4.088320505   956.597631415            5.114204
        B2      12669EPE0      3,162,000.00  959.286032331         2.688400916    4.088320505   956.597631415            5.114204
        B3      12669EMN3      1,054,000.00  959.286032331         2.688400916    4.088320505   956.597631415            5.114204
        B4      12669EMP8      1,054,000.00  959.286032331         2.688400916    4.088320505   956.597631415            5.114204
        B5      12669EMQ6      1,581,568.00  959.286157554         2.688401267    4.088321038   956.597756287            5.114204

----------------------------------------------------------------------------------------------------------------------------------

      Totals                1,054,000,000.71 681.212288108         8.074412936    2.634094068   673.392124347

----------------------------------------------------------------------------------------------------------------------------------



      THE
    BANK OF
      NEW
     YORK
101 Barclay St, 8W
New York, NY 10286

Officer:   Courtney Bartholomew                       Countrywide Home Loans
           212-815-3236                         Mortgage Pass-Through Certificates
Associate: AnnMarie Cassano                               Series 2003-20
           212-815-8318

----------------------------------------------------------------
Pool Level Data

Distribution Date                                      10/25/04
Cut-off Date                                            5/ 1/03
Determination Date                                     10/ 1/04
Accrual Period 30/360                   Begin           9/ 1/04
                                        End            10/ 1/04
Number of Days in 30/360 Accrual Period                      30
----------------------------------------------------------------



---------------------------------------------------------------------------------------------------------------------------------
Collateral Information                                           Group 1           Group 2         Group 3             Total
---------------------------------------------------------------------------------------------------------------------------------

Cut-Off Date Balance                                          500,000,000.00   300,000,000.00   254,000,000.00  1,054,000,000.00

Beginning Aggregate Pool Stated Principal Balance             330,615,755.97   204,290,579.99   183,091,415.31    717,997,751.27
Ending Aggregate Pool Stated Principal Balance                326,632,432.51   201,235,398.90   181,887,467.21    709,755,298.62

Beginning Aggregate Loan Count                                           708              447              399              1554
Loans Paid Off or Otherwise Removed Pursuant to                            6                4                1                11
PSA
Ending Aggregate Loan Count                                              702              443              398              1543

Beginning Weighted Average Loan Rate (WAC)                         5.912385%        5.332779%        5.352293%         5.604646%
Ending Weighted Average Loan Rate (WAC)                            5.911787%        5.332947%        5.353120%         5.604502%

Beginning Net Weighted Average Loan Rate                           5.490488%        4.747946%        4.747705%         5.089802%
Ending Net Weighted Average Loan Rate                              5.490404%        4.747926%        4.747937%         5.089620%

Weighted Average Maturity (WAM) (Months)                                 339              161              162               243

Servicer Advances                                                  19,877.99        13,140.83        21,557.93         54,576.75

Aggregate Pool Prepayment                                       3,591,477.07     2,167,468.66       414,610.94      6,173,556.67
Pool Prepayment Rate (CPR)                                           12.2980          12.0638           2.6953            9.8708

---------------------------------------------------------------------------------------------------------------------------------



      THE
    BANK OF
      NEW
     YORK
101 Barclay St, 8W
New York, NY 10286

Officer:   Courtney Bartholomew                       Countrywide Home Loans
           212-815-3236                         Mortgage Pass-Through Certificates
Associate: AnnMarie Cassano                               Series 2003-20
           212-815-8318



--------------------------------------------------------------------------------------------------------------------------------
          Delinquency Information                             Group 1                                    Group 2
30-59 Days            Balance                    2,298,205.64             0.703606%         1,439,872.77             0.715517%
                      # of loans                            4             0.569801%                    3             0.677201%

60-89 Days            Balance                            0.00             0.000000%                 0.00             0.000000%
                      # of loans                            0             0.000000%                    0             0.000000%

90+ Days              Balance                            0.00             0.000000%                 0.00             0.000000%
                      # of loans                            0             0.000000%                    0             0.000000%

Total                 Balance                    2,298,205.64             0.703606%         1,439,872.77             0.715517%
                      # of loans                            4             0.569801%                    3             0.677201%

--------------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------
          Delinquency Information                         Group 3                                     Total
30-59 Days            Balance                   895,579.10            0.492381%          4,633,657.51            0.652853%
                      # of loans                         2            0.502513%                     9            0.583279%

60-89 Days            Balance                   374,194.99            0.205729%            374,194.99            0.052722%
                      # of loans                         1            0.251256%                     1            0.064809%

90+ Days              Balance                   507,601.23            0.279074%            507,601.23            0.071518%
                      # of loans                         1            0.251256%                     1            0.064809%

Total                 Balance                 1,777,375.32            0.977184%          5,515,453.73            0.777092%
                      # of loans                         4            1.005025%                    11            0.712897%

---------------------------------------------------------------------------------------------------------------------------





-------------------------------------------------------------------------------------------------------------------------------
          Foreclosure Information                             Group 1                                    Group 2
-------------------------------------------------------------------------------------------------------------------------------
30-59 Days            Balance                            0.00             0.000000%                 0.00             0.000000%
                      # of loans                            0             0.000000%                    0             0.000000%

60-89 Days            Balance                            0.00             0.000000%                 0.00             0.000000%
                      # of loans                            0             0.000000%                    0             0.000000%

90+ Days              Balance                      639,737.14             0.195858%                 0.00             0.000000%
                      # of loans                            1             0.142450%                    0             0.000000%

-----------------------------------              ------------------------------------       ----------------------------------
Total                 Balance                      639,737.14             0.195858%                 0.00             0.000000%
                      # of loans                            1             0.142450%                    0             0.000000%

-------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------
          Foreclosure Information                            Group 3                                     Total
------------------------------------------------------------------------------------------------------------------------------
30-59 Days            Balance                            0.00            0.000000%                  0.00            0.000000%
                      # of loans                            0            0.000000%                     0            0.000000%

60-89 Days            Balance                            0.00            0.000000%                  0.00            0.000000%
                      # of loans                            0            0.000000%                     0            0.000000%

90+ Days              Balance                      519,370.68            0.285545%          1,159,107.82            0.163311%
                      # of loans                            1            0.251256%                     2            0.129618%

-----------------------------------              -----------------------------------        ---------------------------------
Total                 Balance                      519,370.68            0.285545%          1,159,107.82            0.163311%
                      # of loans                            1            0.251256%                     2            0.129618%

------------------------------------------------------------------------------------------------------------------------------



      THE
    BANK OF
      NEW
     YORK
101 Barclay St, 8W
New York, NY 10286

Officer:   Courtney Bartholomew                       Countrywide Home Loans
           212-815-3236                         Mortgage Pass-Through Certificates
Associate: AnnMarie Cassano                               Series 2003-20
           212-815-8318

--------------------------------------------------------------------------------------------------------------------------------
           Bankruptcy Information                             Group 1                                    Group 2
--------------------------------------------------------------------------------------------------------------------------------
30-59 Days            Balance                             0.00             0.000000%                 0.00             0.000000%
                      # of loans                             0             0.000000%                    0             0.000000%

60-89 Days            Balance                             0.00             0.000000%                 0.00             0.000000%
                      # of loans                             0             0.000000%                    0             0.000000%

90+ Days              Balance                             0.00             0.000000%                 0.00             0.000000%
                      # of loans                             0             0.000000%                    0             0.000000%

----------------------------------                        --------------------------                 --------------------------
Total                 Balance                             0.00             0.000000%                 0.00             0.000000%
                      # of loans                             0             0.000000%                    0             0.000000%

--------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------
           Bankruptcy Information                      Group 3                                     Total
--------------------------------------------------------------------------------------------------------------------------
30-59 Days            Balance                       0.00            0.000000%                  0.00            0.000000%
                      # of loans                       0            0.000000%                     0            0.000000%

60-89 Days            Balance                       0.00            0.000000%                  0.00            0.000000%
                      # of loans                       0            0.000000%                     0            0.000000%

90+ Days              Balance                       0.00            0.000000%                  0.00            0.000000%
                      # of loans                       0            0.000000%                     0            0.000000%

----------------------------------                  -------------------------                  --------------------------
Total                 Balance                       0.00            0.000000%                  0.00            0.000000%
                      # of loans                       0            0.000000%                     0            0.000000%

--------------------------------------------------------------------------------------------------------------------------




----------------------------------------------------------------------------------------------------------------------------------
              REO Information                                 Group 1                                    Group 2
----------------------------------------------------------------------------------------------------------------------------------
30-59 Days            Balance                             0.00             0.000000%                 0.00             0.000000%
                      # of loans                             0             0.000000%                    0             0.000000%

60-89 Days            Balance                             0.00             0.000000%                 0.00             0.000000%
                      # of loans                             0             0.000000%                    0             0.000000%

90+ Days              Balance                       335,143.27             0.102606%                 0.00             0.000000%
                      # of loans                             1             0.000000%                    0             0.000000%

Total                 Balance                       335,143.27             0.102606%                 0.00             0.000000%
                      # of loans                             1             0.000000%                    0             0.000000%

----------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------------
              REO Information                                Group 3                                     Total
--------------------------------------------------------------------------------------------------------------------------------
30-59 Days            Balance                             0.00            0.000000%                  0.00            0.000000%
                      # of loans                             0            0.000000%                     0            0.000000%

60-89 Days            Balance                             0.00            0.000000%                  0.00            0.000000%
                      # of loans                             0            0.000000%                     0            0.000000%

90+ Days              Balance                             0.00            0.000000%            335,143.27            0.047220%
                      # of loans                             0            0.000000%                     1            0.064809%

Total                 Balance                             0.00            0.000000%            335,143.27            0.047220%
                      # of loans                             0            0.000000%                     1            0.064809%

--------------------------------------------------------------------------------------------------------------------------------



      THE
    BANK OF
      NEW
     YORK
101 Barclay St, 8W
New York, NY 10286

Officer:   Courtney Bartholomew                       Countrywide Home Loans
           212-815-3236                         Mortgage Pass-Through Certificates
Associate: AnnMarie Cassano                               Series 2003-20
           212-815-8318

----------------------------------------------------------------------------------------------------------------------------------
                                                 Aggregate Book Value / Loss Info
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------

                                                             Group 1                          Group 2                     Group 3
Book Value of all REO Loans                                     0.00                             0.00                        0.00
Percentage of Total Pool Balance                           0.000000%                        0.000000%                   0.000000%

Current Realized Losses                                         0.00                             0.00                        0.00
Additional (Gains)/Losses                                       0.00                             0.00                        0.00
Cumulative Losses                                               0.00                             0.00                        0.00

----------------------------------------------------------------------------------------------------------------------------------




----------------------------------------------------------------------------------------------------------------------------------
                                             Senior/Subordinate Allocation Percentages
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------

                                                             Group 1                          Group 2                     Group 3
                                                             -------                          -------                     -------
Senior Percentage                                     97.0989380153%                   97.3079303005%              97.4618361115%
Senior Prepayment Percentage                         100.0000000000%                  100.0000000000%             100.0000000000%

Subordinate Percentage                                 2.9010619847%                    2.6920696995%               2.5381638885%
Subordinate Prepayment Percentage                      0.0000000000%                    0.0000000000%               0.0000000000%

----------------------------------------------------------------------------------------------------------------------------------




----------------------------------------------------------------------------------------------------------------------------------
                                                  Credit Enhancement Information
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------

Protection                                                                        Original                            Current
----------                                                                        --------                            -------
Bankruptcy Loss                                                                 100,000.00                         100,000.00
Bankruptcy Percentage                                                            0.009488%                          0.014089%
Credit/Fraud Loss                                                            10,540,000.00                       8,143,080.14
Credit/Fraud Loss Percentage                                                     1.000000%                          1.147308%
Special Hazard Loss                                                          10,540,000.00                       7,179,977.51
Special Hazard Loss Percentage                                                   1.000000%                          1.011613%

----------------------------------------------------------------------------------------------------------------------------------



      THE
    BANK OF
      NEW
     YORK
101 Barclay St, 8W
New York, NY 10286

Officer:   Courtney Bartholomew                       Countrywide Home Loans
           212-815-3236                         Mortgage Pass-Through Certificates
Associate: AnnMarie Cassano                               Series 2003-20
           212-815-8318

---------------------------------------------------------------------------------------------------------------
                                           Class Subordination Levels
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------

Class                                                Original                                          Current
Class A                                      1,033,446,432.71                                   690,093,804.87
Class A Percentage                                 98.049946%                                       97.229821%

Class M                                         10,540,000.00                                    10,082,539.04
Class M Percentage                                  1.000000%                                        1.420566%

Class B1                                         3,162,000.00                                     3,024,761.71
Class B1 Percentage                                 0.300000%                                        0.426170%

Class B2                                         3,162,000.00                                     3,024,761.71
Class B2 Percentage                                 0.300000%                                        0.426170%

Class B3                                         1,054,000.00                                     1,008,253.90
Class B3 Percentage                                 0.100000%                                        0.142057%

Class B4                                         1,054,000.00                                     1,008,253.90
Class B4 Percentage                                 0.100000%                                        0.142057%

Class B5                                         1,581,568.00                                     1,512,924.40
Class B5 Percentage                                 0.150054%                                        0.213161%

---------------------------------------------------------------------------------------------------------------


      THE
    BANK OF
      NEW
     YORK
101 Barclay St, 8W
New York, NY 10286

Officer:   Courtney Bartholomew                   Countrywide Home Loans
           212-815-3236                     Mortgage Pass-Through Certificates
Associate: AnnMarie Cassano                           Series 2003-20
           212-815-8318

------------------------------------------------------------------------------
      Certificate Account - Deposits
------------------------------------------------------------------------------
Beginning Balance                                                       -0.00

Payments of Interest and Principal                              11,586,973.50
Liquidation Proceeds                                                     0.00
All Other Proceeds                                                       0.00
Other Amounts                                                            0.00
Total Deposits                                                  11,586,973.50

------------------------------------------------------------------------------
    Certificate Account - Withdrawals
Reimbursement of Servicer Advances                                       0.00
Payment of Master Servicer Fees                                    146,052.87
Payment of Sub Servicer Fees                                       153,079.18
Payment of Other Fees                                              151,944.36
Payment of Insurance Premium(s)                                      1,041.67
Payment of Personal Mortgage Insurance                               1,168.22
Other Permitted Withdrawals per the PSA                                  0.00
Payment of Principal and Interest                               11,286,766.38
                                                                -------------
Total Withdrawals                                               11,740,052.68

Ending Balance                                                          -0.00

------------------------------------------------------------------------------


      THE
    BANK OF
      NEW
     YORK
101 Barclay St, 8W
New York, NY 10286

Officer:   Courtney Bartholomew                       Countrywide Home Loans
           212-815-3236                         Mortgage Pass-Through Certificates
Associate: AnnMarie Cassano                               Series 2003-20
           212-815-8318

-----------------------------------------------------------------------------------------------------------------------------------
                                                 PPIS/Compensating Interest Detail
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------

                                                             Group 1                          Group 2                     Group 3
Total Gross Prepayment Interest Shortfall                   2,600.41                           885.86                       43.72
Compensation for Gross PPIS from Servicing Fees             2,600.41                           885.86                       43.72
Other Gross PPIS Compensation                                   0.00                             0.00                        0.00
--------------------------------------------------        ----------                        ---------                    --------
Total Net PPIS (Non-Supported PPIS)                             0.00                             0.00                        0.00

-----------------------------------------------------------------------------------------------------------------------------------




-----------------------------------------------------------------------------------------------------------------------------------
                                                      Reserve Fund Information
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------

                                                                1A4-INTEREST RESERVE ACCT.                  1A4-ROUNDING ACCT
Beginning Balance                                                                22,000.00                             999.99
Deposits                                                                              0.00                               0.00
Accrued Interest                                                                      0.00                               0.00
Withdrawals                                                                           0.00                               0.00
Ending Balance                                                                   22,000.00                             999.99

-----------------------------------------------------------------------------------------------------------------------------------



      THE
    BANK OF
      NEW
     YORK
101 Barclay St, 8W
New York, NY 10286

Officer:   Courtney Bartholomew                       Countrywide Home Loans
           212-815-3236                         Mortgage Pass-Through Certificates
Associate: AnnMarie Cassano                               Series 2003-20
           212-815-8318

-----------------------------------------------------------------------------------------------------------------------------------
                                                       Loan Level Loss Detail
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------

Group                 Loan ID       Liquidation Balance        Liquidation Proceeds          Realized Loss

Group 1
                        N/A

Group 2
                        N/A

Group 3
                        N/A

